UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Crinetics Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

i

10222 Barnes Canyon Road, Bldg. #2

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

The annual meeting of stockholders of Crinetics Pharmaceuticals, Inc. will be held on June 16, 2023 at 8:00 a.m., Pacific Time via a live webcast, for the following purposes:

1.
to elect three directors to serve as Class II directors for a three-year term to expire at the 2026 annual meeting of stockholders;
2.
to consider and vote upon the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.
to consider and vote upon, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;
4.
to consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years; and
5.
to transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

As noted above, our annual meeting will be a virtual meeting of stockholders, which will be conducted solely by remote communication via a live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means that you can vote your shares, submit questions for consideration, and attend the annual meeting online. To be admitted to the live webcast, you must register at www.proxydocs.com/CRNX as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the Control Number shown on your proxy card. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 17, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Your vote is important. Whether or not you expect to attend our virtual annual meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the virtual annual meeting, in which case you may vote during the virtual annual meeting by following the registration instructions outlined above, or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.

All stockholders are cordially invited to attend the meeting. We appreciate your continued support of the Company.

By Order of the Board of Directors,

/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President, Chief Executive Officer and Director

San Diego, California

April 27, 2023

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

10222 Barnes Canyon Road, Bldg. #2

San Diego, CA 92121

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 16, 2023

The board of directors of Crinetics Pharmaceuticals, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders on June 16, 2023 at 8:00 a.m., Pacific Time. The annual meeting will be a virtual meeting, which will be conducted via live webcast.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 16, 2023:

This proxy statement and our Annual Report on Form 10-K are available electronically at http://www.proxydocs.com/CRNX.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have prepared these proxy materials, including this proxy statement and the related proxy card, because our board of directors is soliciting your proxy to vote at the 2023 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting via live webcast. However, you do not need to attend the meeting virtually to vote your shares. Instead, you may simply submit your proxy via the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or if you elected to receive printed copies of the proxy materials, you may submit your proxy via telephone by completing, signing and returning the enclosed proxy card.

We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 27, 2023 to all stockholders of record entitled to vote at the annual meeting.

How can I attend the annual meeting?

This year’s annual meeting will be accessible only through the Internet via a live webcast. We adopted a virtual only format for our annual meeting.

You are entitled to participate in the annual meeting if you were a stockholder as of the close of business on our record date of April 17, 2023 or hold a valid proxy for the meeting. To be admitted to the annual meeting’s live webcast, you must register at www.proxydocs.com/CRNX as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the Control Number shown on your proxy card. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

You may submit a question in advance of the meeting at www.proxydocs.com/CRNX after logging in with the Control Number shown on your proxy card. If you wish to submit a question, on the day of the annual meeting, beginning at 8:00 a.m. Pacific Time on Tuesday, June 16, 2023, you may log into the virtual meeting platform using the unique link provided to you via email following the completion of your registration at www.proxydocs.com/CRNX, and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission, or SEC, we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to us associated with the printing and mailing of materials.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on the record date for the 2023 annual meeting, April 17, 2023, are entitled to vote at the annual meeting. At the close of business on this record date, there were 53,994,628 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the annual meeting if you attend online or vote by proxy. Whether or not you plan to attend the annual meeting online, we encourage you to vote by proxy via the Internet, by telephone or by mail, as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. As discussed above, if you are a street name stockholder, you are invited to attend and vote your shares at the annual meeting online so long as you register to attend the annual meeting at www.proxydocs.com/CRNX. However, since you are not the stockholder of record, you may not vote your shares online at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four proposals scheduled for a vote:

Proposal 1: To elect three directors to serve as Class II directors for a three-year term to expire at the 2026 annual meeting of stockholders.

Proposal 2: To consider and vote upon the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Proposal 3: To consider and vote upon, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Proposal 4: To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.

How many votes do I have?

Each share of our common stock that you own as of April 17, 2023 entitles you to one vote.

How does the Board recommend that I vote?

The Board recommends that you vote:

•
“For” each of the nominees for election as director;
•
“For” the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•
“For” the approval of the compensation of our named executive officers; and
•
For “Every One Year” regarding the frequency of the stockholder vote to approve the compensation of our named executive officers.

If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

How do I vote?

With respect to the election of directors, you may either vote “For” the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, you may vote “For,” “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the virtual annual meeting, we urge you to vote by proxy prior to the annual meeting to ensure that your vote is counted.

•
Via the Internet: You may vote at www.proxypush.com/CRNX, 24 hours a day, seven days a week, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Votes submitted via the Internet must be received by 7:59 a.m., Pacific Time, on June 16, 2023.
•
By Telephone: You may vote using a touch-tone telephone by calling (866) 229-5833, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Control Number shown on your proxy card. Votes submitted by telephone must be received by 7:59 a.m., Pacific Time, on June 16, 2023.

•
By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
•
At the Virtual Annual Meeting: You may vote during the virtual annual meeting through www.proxydocs.com/CRNX. To be admitted to the annual meeting and vote your shares, you must register to attend the annual meeting at www.proxydocs.com/CRNX and provide the Control Number shown on your proxy card. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

•
By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker, or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
•
By Mail: You may vote by signing, dating, and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
•
At the Virtual Annual Meeting: To vote online during the virtual annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker or bank to request the proxy form authorizing you to vote the shares. You must also register to attend the annual meeting at www.proxydocs.com/CRNX and provide the Control Number shown on your proxy card. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the four following ways:

•
you may send in another signed proxy with a later date,
•
you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted),
•
you may notify our corporate secretary, Garlan Adams, at 10222 Barnes Canyon Road, Bldg. #2, San Diego, CA 92121, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual annual meeting, or
•
you may submit an electronic ballot during the annual meeting.

What constitutes a quorum?

The presence at the annual meeting, by virtual attendance or by proxy, of holders representing a majority of our outstanding common stock as of April 17, 2023, or approximately 26,997,315 shares, constitutes a quorum at the meeting, permitting us to conduct our business. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

How will my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the annual meeting in accordance with the Board’s recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the Board’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What are broker non-votes and do they count for determining a quorum?

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum. As discussed above, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares on a particular matter. A broker has discretionary power to vote shares without instruction from the beneficial owner on routine matters, such as the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm. Thus, broker non-votes are not expected on that proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. With regard to the election of directors, the advisory vote to approve the compensation of the named executive officers and the advisory vote regarding the frequency of the stockholder vote to approve the compensation of the named executive officers, which are considered non-routine matters, broker non-votes will have no effect because they are not considered votes cast.

What is an abstention and how will votes withheld and abstentions be treated?

Shares of common stock held by persons attending the virtual annual meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the ratification of the appointment of BDO USA, LLP, the advisory vote to approve the compensation of the named executive officers and the advisory vote regarding the frequency of the stockholder vote to approve the compensation of the named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors, as the three directors that receive the highest number of votes will be elected, and abstentions are not considered to be a vote cast and will have no effect on the ratification of the appointment of BDO USA, LLP, the advisory vote to approve the compensation of the named executive officers and the advisory vote regarding the frequency of the stockholder vote to approve the compensation of the named executive officers.

What vote is required to approve each proposal?

Proposal	Vote Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast for or against the matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval of the Compensation of the Named Executive Officers	The affirmative vote of a majority of the votes cast for or against the matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 4: Frequency of Stockholder Vote on Executive Compensation

The alternative which receives the most votes (among votes properly cast at the annual meeting or by proxy) will be the stockholders’ recommendation, on an advisory basis, of the frequency of the stockholder vote on executive.

Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

•
“For” each of the nominees for election as director; and
•
“For” the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2024 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 that we filed with the SEC on February 28, 2023, we will send you one without charge. Please write to:

Crinetics Pharmaceuticals, Inc.

10222 Barnes Canyon Road, Bldg. #2

San Diego, CA 92121

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors—SEC Filings” section of our website at www.crinetics.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, or removal. As detailed in the section below, the composition of our board of directors is as follows: Class I consists of Matthew K. Fust, R. Scott Struthers, Ph.D., and Rogério Vivaldi Coelho, M.D.; Class II consists of Caren Deardorf, Weston Nichols, Ph.D. and Stephanie S. Okey, M.S.; and Class III consists of Camille L. Bedrosian, M.D. and Wendell Wierenga, Ph.D.

At this meeting, three nominees for director are to be elected as Class II directors for a three-year term expiring at our 2026 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Caren Deardorf, Weston Nichols, Ph.D. and Stephanie S. Okey, M.S. The Class III directors have one year remaining on their terms of office and the Class I directors have two years remaining on their terms of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Ms. Deardorf, Dr. Nichols and Ms. Okey, or in the event that Ms. Deardorf, Dr. Nichols or Ms. Okey is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Each of Ms. Deardorf, Dr. Nichols and Ms. Okey is currently a member of our board of directors.

All of our directors bring to the board of directors’ significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Board Diversity and Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2026 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Crinetics Pharmaceuticals, Inc.
Caren Deardorf	58	Director
Weston Nichols, Ph.D.	38	Director
Stephanie S. Okey, M.S.	63	Director

Caren Deardorf has served on our board of directors since March 2022. She served as the Chief Commercial Officer of Magenta Therapeutics, Inc., where she was responsible for the strategy, direction and execution of Magenta’s global commercial capabilities, a position she held from July 2021 until March 2023. Ms. Deardorf was Chief Commercial Officer of Ohana Biosciences from May 2019 to May 2021 and Vice President of global product development at Biogen from 2017 to 2019, where she was the commercial lead on Spinraza®, a treatment for children and adults with spinal muscular atrophy, a rare and often fatal inherited disease that typically presents in infancy. In this role, she led the development of the global launch strategy including commercial footprint, branding and reimbursement strategies. Earlier in her career at Biogen, Ms. Deardorf was part of the building of the MS franchise of global brands—AVONEX® and TYSABRI®—and was responsible for brand and launch strategy for Tecfidera, a treatment for relapsing forms of multiple sclerosis. Since December 2021, Ms. Deardorf has served on the board of directors of NeuroSense Therapeutics Ltd. Ms. Deardorf earned a B.S. degree in biology at Tufts University and a Master of Business Administration from Olin Graduate School of Business at Babson College. Ms. Deardorf’s executive leadership experience in the life science industry and extensive experience with pharmaceutical commercialization contributed to our board of directors’ conclusion that he should serve as a director of our company.

Weston Nichols, Ph.D. has served on our board of directors since February 2018. Dr. Nichols founded Lynx1 Capital, a biotechnology focused investment fund, in March 2020, and he currently serves as its Managing Partner. From April 2016 to March 2020, Dr. Nichols served as an analyst for Perceptive Advisors, a life-sciences focused investment firm. From January 2015 to April 2016, Dr. Nichols was an analyst at Balyasny Asset Management, an investment management firm, and from May 2014 to December 2014, he was a biotechnology equity research associate at SunTrust Robinson Humphrey. Dr. Nichols holds a B.S. in biological engineering from Cornell University, and a Ph.D. in neuroscience from Caltech. Dr. Nichols’ experience as venture capitalist in the life science industry contributed to our board of directors’ conclusion that he should serve as a director of our company.

Stephanie S. Okey, M.S. has served on our board of directors since July 2019. For over 25 years, from 1986 until July 2015, Ms. Okey served in various positions of increasing responsibility in the biopharmaceutical industry, first at Bristol Myers Squib, then Genentech, Inc. for nearly 8 years, followed by 19 years at Genzyme, a Sanofi company. Ms. Okey’s management experience during her tenure at Genyzme included serving as Senior Vice President, Head of North America, Rare Diseases, and U.S. General Manager, Rare Diseases from August 2012 to July 2015 and as Vice President and General Manager, U.S. Genetic Diseases Business Unit from September 2011 to August 2012. Ms. Okey retired from Genzyme in July 2015. Since June 2018, Ms. Okey has served as a member of the board of directors of Albireo Pharma, Inc., a Nasdaq-listed biopharmaceutical company and since December 2018, Ms. Okey has served as a member of the board of directors of PTC Therapeutics, a Nasdaq-listed biopharmaceutical company. Since March 2021, Ms. Okey has served as a member of the board of directors of Orphazyme, a company based in Denmark. In addition, she previously served as a member of the board of directors of the California Life Sciences Association from October 2014 to January 2016. Ms. Okey received a B.S. degree in Zoology from The Ohio State University and a M.S. degree in Immunology and Medical Microbiology from Wright State University. Ms. Okey’s executive leadership experience in the life science industry and service on various biopharmaceutical company boards contributed to our board of directors’ conclusion that she should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2024 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Crinetics Pharmaceuticals, Inc.
Camille Bedrosian, M.D.	70	Director
Wendell Wierenga, Ph.D.	75	Chairperson of the Board of Directors

Camille Bedrosian, M.D. joined our board of directors in September 2020. Since January 2018, Dr Bedrosian has served as Executive Vice President and Chief Medical Officer at Ultragenyx Pharmaceutical Inc. Commencing May 1, 2023, Dr Bedrosian will transition into serving as Strategic Development Advisor also at Ultragenyx, where she will provide strategic guidance to the clinical development and translational research programs. Dr. Bedrosian previously served as Senior Vice President and Chief Medical Officer at Alexion Pharmaceuticals, Inc., a biopharmaceutical company, from May 2008 to January 2018. Between September 2002 and April 2008, she served as Vice President and Chief Medical Officer at Ariad Pharmaceuticals, Inc., an oncology company. From 1997 to 2002, Dr. Bedrosian served in the Clinical Research and Development Department of Wyeth/Genetics Institute, Inc., most recently as Senior Director, Oncology/Hematology. From 1986 to 1997, she was a Fellow, an Associate, and then Assistant Professor of Medicine in the Division of Hematology and Oncology at Duke University Medical Center and the Duke Comprehensive Cancer Center. Since December 2020, Dr. Bedrosian has served as a member of the board of directors of Rhythm Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. Dr. Bedrosian received her A.B. degree from Harvard University in Chemistry, her M.S. in Biophysics from M.I.T., and her M.D. from Harvard Medical School. Dr. Bedrosian’s extensive leadership experience in the life science industry, in rare disease drug development and with global regulatory matters contributed to our board of directors’ conclusion that she should serve as a director of our company.

Wendell Wierenga, Ph.D. joined our board of directors as Chair in October 2015. Dr. Wierenga brings to our board over four decades of experience in research, drug discovery and drug development, including clinical research, regulatory affairs, manufacturing, safety, and medical affairs. He has an extensive background serving as a public company executive and board member in the pharmaceutical and biotechnology industries. He most recently served as Executive Vice President, Research and Development, at Santarus, Inc., a specialty biopharmaceutical company, from June 2011 until its acquisition by Salix Pharmaceuticals, Inc. in 2014. Prior to Santarus, he was Executive Vice President of Research and Development at Ambit Biosciences Corporation from 2007 until 2011 and Neurocrine Biosciences, Inc. from 2003 until 2006. Additionally, Dr. Wierenga served as Chief Executive Officer of Syrrx, Inc. (now part of Takeda Pharmaceutical Company), Senior Vice President of Worldwide Pharmaceutical Sciences, Technologies and Development at Parke-Davis/Warner Lambert Company LLC (now Pfizer, Inc.), and he spent 16 years at Upjohn Pharmaceuticals in research and drug discovery roles. Dr. Wierenga serves as a member of the board of directors of Dermata Therapeutics, Inc. and Cytokinetics Inc, both publicly traded biopharmaceutical companies. He was previously on the board of directors of Onyx Pharmaceuticals, Inc. (acquired by Amgen), Anacor Pharmaceuticals Inc. (acquired by Pfizer), XenoPort, Inc. (acquired by Arbor Pharmaceuticals), Ocera Therapeutics Inc. (acquired by Mallinckrodt), Apricus Biosciences, Inc. (acquired by Seelos), Patara Pharma LLC (acquired by Respivant), and Concert Pharmaceuticals, Inc. He holds a Ph.D. in Chemistry from Stanford University and a B.A. in Chemistry from Hope College. Dr. Wierenga’s scientific background and ability to contribute to the Board’s understanding of technical matters relating to our business, as well as Dr. Wierenga’s broader business development and corporate experience on the boards of directors of several biopharmaceutical companies, contributed to our board’s conclusion that he should serve as a director of our company.

Term Expiring at the

2025 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Crinetics Pharmaceuticals, Inc.
R. Scott Struthers, Ph.D.	61	President, Chief Executive Officer and Director
Matthew K. Fust	58	Director
Rogério Vivaldi Coelho, M.D.	59	Director

R. Scott Struthers, Ph.D. is our co-founder and has served on our board of directors since November 2008 and as our President and Chief Executive Officer since December 2008. Prior to Crinetics, he was senior director and head of endocrinology and metabolism at Neurocrine Biosciences, Inc., from 1998 to 2008. At Neurocrine, he initiated and led the company’s efforts to discover and develop orally active, nonpeptide GnRH antagonists, including elagolix. Prior to Neurocrine, from 1995 to 1998, he co-founded ScienceMedia Inc. to develop eLearning solutions for the life sciences and higher education markets and led contract research efforts at Biosym Technologies, from 1992 to 1995, to develop and apply computational tools for drug discovery. In 2009, Dr. Struthers co-founded the San Diego Entrepreneurs Exchange, a nonprofit organization which he has served on the board of directors of since January 2009. Since October 2021, Dr. Struthers has served as chairperson of the board of Radionetics Oncology, a pharmaceutical company focused on the discovery and development of novel radiotherapeutics for oncology indications in which Crinetics holds a majority equity stake. He holds a Ph.D. in physiology and pharmacology from the University of California, San Diego based on the work he performed at the Salk Institute for Biological Studies. Dr. Struthers’ knowledge of our business, as well as his extensive development and clinical experience, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Matthew K. Fust has served on our board of directors since February 2018. He is currently a board member and advisor to life sciences companies. Mr. Fust retired as Executive Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, where he served from January 2009 through its acquisition by Amgen Inc. in October 2013. From May 2003 to December 2008, Mr. Fust served as Chief Financial Officer at Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company. From 2002 to 2003, Mr. Fust served as Chief Financial Officer at Perlegen Sciences, a genetics company. Previously, he was Senior Vice President and Chief Financial Officer at ALZA Corporation, a pharmaceutical company, where he was an executive from 1996 until 2002. Mr. Fust serves on the board of directors of the following publicly traded companies: Atara Biotherapeutics, Inc., a biopharmaceutical company, and Ultragenyx Pharmaceutical, Inc., a biopharmaceutical company. Mr. Fust previously served on the board of directors of MacroGenics, Inc., Dermira, Inc., and Sunesis Pharmaceuticals, Inc. Mr. Fust received a B.A. from the University of Minnesota and an M.B.A. from the Stanford University Graduate School of Business. Mr. Fust’s experience as a chief financial officer in the life sciences industry, his leadership and management experience, and his service as a director of other biopharmaceutical companies, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Rogério Vivaldi Coelho, M.D. has served on our board of directors since January 2022. He is currently the president and Chief Executive Officer of Sigilon Therapeutics, Inc., where he also serves as a member of the company’s board of directors. Prior to joining Sigilon, Dr. Vivaldi served as Executive Vice President and Chief Global Therapeutics Officer at Bioverativ Inc. from 2016 to 2018, where he was responsible for building and managing their commercial organization, including sales and marketing efforts for the franchise’s lead products, until it was acquired by Sanofi S.A. in 2018. From 2014 to 2016, Dr. Vivaldi served as Chief Commercial Officer at Spark Therapeutics, Inc., where he spearheaded the launch of global commercial operations, and patient advocacy, market access, and medical affairs efforts for Luxturna. Earlier, he held several positions of increasing responsibility over a 20-year career at Genzyme, most recently serving as the head of the company’s rare disease business, president of both the rare disease business and the renal & endocrine group, and as Senior Vice President and General Manager of its Latin America group. During his time at Genzyme, he led the successful approval of more than 15 orphan products in more than 20 countries. Dr. Vivaldi earned a medical degree from the Universidade do Rio de Janeiro, after which he completed a residency in endocrinology at the Universidade do Estado do Rio de Janeiro and a fellowship at Mount Sinai Hospital Center in New York in the department of genetics, focusing on Gaucher disease. He later became the first physician in Brazil to treat Gaucher disease using enzyme replacement therapy. In addition, Dr. Vivaldi holds an M.B.A. degree from COPPEAD, Universidade Federal do Rio de Janeiro. Dr. Vivaldi’s experience as an executive officer in the life sciences industry and his extensive pharmaceutical commercialization and marketing experience with several different companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Board Independence

Our board of directors currently consists of eight members. Our board of directors has determined that all of our directors, other than Dr. Struthers, are independent directors in accordance with the listing requirements of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently led by its chair, Wendell Wierenga, Ph.D. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairperson of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairperson of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

Including telephonic meetings, our board of directors met four times during fiscal year 2022. In 2022, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Committees and Independence

Our board of directors has established four standing committees—audit, compensation, nominating and corporate governance and research and development—each of which operates under a charter that has been approved by our board of directors.

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

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appointing our independent registered public accounting firm;
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evaluating the qualifications, independence and performance of our independent registered public accounting firm;
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approving the audit and non-audit services to be performed by our independent registered public accounting firm;
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reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
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discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
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reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
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reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board of directors any changes to such investment policy;
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reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
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preparing the report that the SEC requires in our annual proxy statement;
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reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
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reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Matthew K. Fust, Weston Nichols, Ph.D., and Rogério Vivaldi Coelho, M.D. Mr. Fust serves as the chair of the committee. The audit committee met four times during fiscal year 2022. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Fust is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined each of Mr. Fust, Dr. Nichols and Dr. Vivaldi is independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee reviews and evaluates at least annually.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of stock options and other awards under our equity plan. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Matthew K. Fust, Stephanie S. Okey, M.S. and Wendell Wierenga, Ph.D. Ms. Okey serves as the chair of the committee. The compensation committee met three times during fiscal year 2022. Our board of directors has determined that each of Mr. Fust, Ms. Okey and Dr. Wierenga is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter, which the compensation committee reviews and evaluates at least annually.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

The members of our nominating and corporate governance committee are Camille L. Bedrosian, M.D., Caren Deardorf, Stephanie S. Okey, M.S. and Wendell Wierenga, Ph.D. Dr. Wierenga serves as the chair of the committee. The nominating and corporate governance committee met three times during fiscal year 2022. Our board has determined that each of Dr. Bedrosian, Ms. Deardorf, Dr. Wierenga and Ms. Okey is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee reviews and evaluates at least annually.

Research and Development Committee

The research and development committee is responsible for, among other things, advising and assisting our board of directors in developing our research and development strategy, reviewing and evaluating our long-term strategic goals and objectives, as well as progress, of our research and development programs, reviewing and evaluating the resources we make available for our research and development activities and our investment in our research, development and technology programs, and advising on scientific matters involving the safety and effectiveness of the Company’s drug candidates.

The members of our research and development committee are Camille L. Bedrosian, M.D., Weston Nichols, Ph.D., Rogério Vivaldi Coelho, M.D. and Wendell Wierenga, Ph.D. Dr. Bedrosian serves as the chair of the committee. The research and development committee was established in August 2022 and did not meet during fiscal year 2022. The research and development committee operates under a written charter, which the research and development committee will review and evaluate from time to time.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with BDO USA, LLP, which is responsible for expressing an opinion on the conformity of the company’s audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has discussed with BDO USA, LLP, its independence from management and the company, has received from BDO USA, LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with BDO USA, LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. BDO USA, LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with BDO USA, LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of BDO USA, LLP as the company’s independent registered public accounting firm for 2023.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Matthew K. Fust (chairperson)
Weston Nichols, Ph.D.
Rogério Vivaldi Coelho, M.D.

Compensation Committee Interlocks and Insider Participation

Stephanie S. Okey, M.S. (chairperson), Matthew K. Fust and Wendell Wierenga, Ph.D. served on our compensation committee during the 2022 fiscal year. None of the members of our compensation committee during the 2022 fiscal year has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Board Diversity and Director Nomination Process

Director Qualifications

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

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personal and professional integrity, ethics and values;
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experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
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experience as a board member or executive officer of another publicly-held company;
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strong finance experience;
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diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our board of directors;
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diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
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experience relevant to our business industry and with relevant social policy concerns; and
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relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of our board of directors to meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. The Board currently includes three female members and two members who self-identify as members of underrepresented communities.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides to expand the size of the board or to not re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations or uses third-party search firms to identify candidates. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management or other parties are evaluated.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for a director position should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2024 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Board Diversity

The following Board Diversity Matrix presents our board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of April 17, 2023)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
White	3	4
Hispanic	—	1
LGBTQ+	1

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our board of directors at our annual meeting. None of our directors attended our annual meeting of stockholders in 2022.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. #2, San Diego, CA 92121. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Prohibition Against Pledging and Hedging

We maintain an Insider Trading Compliance Policy that prohibits our officers, directors and employees pledging our stock as collateral to secure loans and from engaging in hedging transactions, including zero-cost collars and forward sale contracts. It further prohibits margin purchases of our stock, short sales of our stock, and any transactions in puts, calls or other derivative securities involving our stock.

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Research and Development Committee Charter are available, free of charge, on our website at www.crinetics.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents and our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. #2, San Diego, CA 92121.

Director Compensation

Our board has adopted a non-employee director compensation program. Under the non-employee director compensation program in effect during 2022, as amended in September 2022, our non-employee directors receive an annual retainer of $40,000, with an additional $30,000 annual retainer payable to the Chair of the board of directors. Non-employee directors serving as the chairs of the audit, compensation, nominating and corporate governance and research and development committees receive additional annual retainers of $15,000, $12,000, $8,000 and $12,000, respectively. Non-employee directors serving as members of the audit, compensation, nominating and corporate governance and research and development committees receive additional annual retainers of $7,500, $6,000, $5,000 and $6,000, respectively. Each non-employee director who is initially elected or appointed to the board of directors will receive an initial grant of options to purchase 35,000 shares of our common stock, vesting over three years in three equal annual installments on each of the first three anniversaries of the grant date, subject to continuous service as a director through each vesting date. Each non-employee director who is serving on the board of directors as of the date of any annual meeting of our stockholders and has been serving as a non-employee director for at least 6 months as of the date of such meeting will be automatically granted an option to purchase 17,500 shares of common stock, vesting on the first to occur of the first anniversary of the date of grant or the next occurring annual meeting of our stockholders, subject to continuous service as a director through such vesting date.

In April 2023, after consultation with Radford regarding director compensation relative to the market and our peer group, our board, upon recommendation from the compensation committee, resolved to amend and restate our non-employee director compensation program as follows: (1) increase the annual retainers for the chairs of the audit, compensation, nominating and corporate governance and research and development committees to $20,000, $12,500, $10,000 and $13,000, respectively; (2) increase the annual retainers for the members of the audit and research and development committees to $9,000 and $7,500, respectively, and (3) in addition to the initial and annual stock option awards, grant 12,000 restricted stock units, or RSUs, to each non-employee director who is initially elected or appointed to the board of directors and grant 6,000 RSUs to each non-employee director who is serving on the board of directors as of the date of any annual meeting of our stockholders and has been serving as a non-employee director for at least 6 months as of the date of such meeting, with vesting to occur on the same schedule as the initial and annual award of stock options.

Compensation under our non-employee director compensation policy is subject to the annual limits on non-employee director compensation set forth in our 2018 Incentive Award Plan, or the 2018 Plan. Specifically, the 2018 Plan provides that the sum of any cash compensation or other compensation and the grant date fair value (as determined in accordance with ASC 718, or any successor thereto) of any equity awards granted as compensation for services as a non-employee director during any fiscal year may not exceed $750,000, increased to $1,000,000 in the fiscal year of a non-employee director’s initial service as a non-employee director. Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant, subject to the annual limit on non-employee director compensation set forth in the 2018 Plan. As provided in the 2018 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The following table summarizes cash and stock compensation received by our non‑employee directors during the year ended December 31, 2022. Dr. Struthers is not included in the following table as he served as an executive officer during 2022 and his compensation is included in the Summary Compensation Table in the “Compensation Discussion and Analysis” section below.

	Fees Earned or Paid in Cash	Option Awards	Total
Name	($)	($)(1)	($)
Camille Bedrosian, M.D.	45,000	232,400	277,400
Caren Deardorf	36,375	733,600	769,975
Matthew K. Fust	61,000	232,400	293,400
Weston Nichols, Ph.D.	47,500	232,400	279,900
Stephanie S. Okey, M.S.	57,000	232,400	289,400
Rogério Vivaldi Coelho, M.D.	47,500	832,300	879,800
Wendell Wierenga, Ph.D.	84,000	232,400	316,400

(1)
The amounts are valued based on the aggregate grant date fair value of the option awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 10 to our consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2022 filed with the SEC on February 28, 2023, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non‑employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non‑employee director’s continued service on our board.

The aggregate number of shares subject to stock options outstanding at December 31, 2022 for each non‑employee director who served on our board during 2022 was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2022
Camille Bedrosian, M.D.	60,000
Caren Deardorf	39,375
Matthew K. Fust	72,092
Weston Nichols, Ph.D.	60,000
Stephanie S. Okey, M.S.	72,500
Rogério Vivaldi Coelho, M.D.	43,750
Wendell Wierenga, Ph.D.	60,000

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the three nominees receiving the highest number of shares voted “For” their election will be elected to our board of directors. Votes withheld from any nominee, abstention and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF CAREN DEARDORF, WESTON NICHOLS, PH.D. AND STEPHANIE S. OKEY, M.S. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected BDO USA, LLP as the company’s independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. BDO USA, LLP has audited the company’s financial statements since 2016. Representatives of BDO USA, LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO USA, LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2022 and 2021, by BDO USA, LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2022	2021
Audit Fees (1)	$793,644	$535,204
Tax Fees (2)	37,077	21,105
All Other Fees	—	—
Total	$830,721	$556,309
(1)
Audit Fees consist of fees billed for professional services performed by BDO USA, LLP for the audit of our annual financial statements, the review of our registration statements, the quarterly review of our financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)
Tax Fees consist of fees billed for professional services by BDO USA, LLP for tax compliance and related services that are normally provided in connection with statutory and regulatory filings or engagements.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO USA, LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2022. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the selection of BDO USA, LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 3: APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd‑Frank Act”), our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd‑Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non‑binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long‑term business objectives necessary to create stockholder value. We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say‑on‑pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Crinetics Pharmaceuticals, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Crinetics Pharmaceuticals, Inc.’s Proxy Statement for the Annual Meeting.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non‑votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 4: FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

Under the Dodd‑Frank Act, our stockholders are entitled to vote at the annual meeting regarding whether the stockholder vote to approve the compensation of our named executive officers as required by Section 14A(a)(2) of the Exchange Act (and as described in Proposal 3 of this proxy statement), should occur every one, two, or three years. Under the rules issued by the SEC, stockholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd‑Frank Act, the stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non‑binding, our compensation committee and board of directors value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

Vote Required

If a quorum is present and voting at the annual meeting, the alternative receiving the highest number of votes—every one year, every two years or every three years—will be the stockholders’ recommendation, on an advisory basis, of the frequency of the stockholder vote on executive compensation. Abstentions and broker non‑votes will be counted only for purposes of determining a quorum. Broker non‑votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EVERY ONE YEAR REGARDING THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS REQUIRED BY SECTION 14(A)(2) OF THE EXCHANGE ACT. PLEASE NOTE: STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE OUR BOARD OF DIRECTOR’S RECOMMENDATION REGARDING THIS PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 17, 2023, by:

•
each of our named executive officers;
•
each of our directors;
•
all directors and executive officers as a group; and
•
each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 53,994,628 shares of common stock outstanding on April 17, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 17, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. #2, San Diego, California 92121. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to applicable community property laws.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Driehaus Capital Management, LLC (1)	5,624,744	10.4%
Perceptive Life Sciences Master Fund, Ltd. (2)	5,333,532	9.9%
Blackrock, Inc. (3)	3,917,489	7.3%
Braidwell LP (4)	3,469,674	6.4%
Orbimed Private Investments (5)	3,196,876	5.9%
Wellington Management Group LLP (6)	2,804,485	5.2%
Biotechnology Value Fund, L.P. (7)	2,736,613	5.1%
Named Executive Officers and Directors
R. Scott Struthers, Ph.D. (8)	2,151,619	3.9%
Marc Wilson (9)	427,031	*
James Hassard (10)	54,078	*
Dana Pizzuti, M.D. (11)	1,312	*
Stephen Betz, Ph.D. (12)	514,770	*
Camille Bedrosian, M.D. (13)	34,166	*
Matthew K. Fust (14)	67,128	*
Weston Nichols, Ph.D. (15)	42,500	*
Stephanie S. Okey, M.S. (16)	55,000	*
Wendell Wierenga, Ph.D. (17)	142,346	*
Caren Deardorf (18)	11,666	*
Rogério Vivaldi Coelho, M.D. (19)	11,666	*
All current directors and executive officers as a group (14 persons) (20)	3,959,552	7.0%

* Less than 1%.

(1)
Consists of 5,624,744 shares of common stock. Driehaus Capital Management LLC has shared voting and dispositive power with respect to all of the shares. The shares are owned by one or more advisory clients for which Driehaus Capital Management LLC serves as investment adviser. The principal business address of Driehaus Capital Management LLC is 25 East Erie Street, Chicago, Illinois 60611. Information regarding these shares is based on the Schedule 13G/A filed by Driehaus Capital Management LLC on February 8, 2023.
(2)
Consists of 5,321,032 shares of common stock and 12,500 shares of common stock underlying options held by a former employee of Perceptive Advisors LLC. Perceptive Advisors LLC serves as the investment advisor to Perceptive Life Sciences Master Fund, Ltd., and Joseph Edelman is the managing member of Perceptive Advisors LLC. Each of Perceptive Advisors LLC, Perceptive Life Sciences Master Fund, Ltd. and Joseph Edelman has shared voting and dispositive power with respect to all of the shares. The principal business address of these persons and entities is 51 Astor Place, 10th Floor, New York, New York 10003. Information regarding these shares is based on the Form 4 and Schedule 13D/A filed by Perceptive Advisors LLC, Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. on April 18, 2022 and April 26, 2022, respectively.
(3)
Consists of 3,917,489 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. Information regarding these shares is based on the Schedule 13G/A filed on January 31, 2023 by BlackRock, Inc.
(4)
Consists of 3,469,674 shares of common stock. Braidwell LP, Braidwell Management LLC, Alexander Karnal and Brian Kreiter each have shared voting and dispositive power with respect to all of the shares. The principal business address for each of these persons and entities is 2200 Atlantic Street, 4th Floor, Stamford Connecticut 06902. Information regarding these shares is based on the Schedule 13G filed on February 14, 2023 by Braidwell LP, Braidwell Management LLC, Alexander Karnal and Brian Kreiter.
(5)
Consists of 3,196,876 shares of common stock. OrbiMed Capital GP VI LLC, or GP VI, is the general partner of OrbiMed Private Investments VI, LP, or OPI VI. OrbiMed Advisors LLC, or Advisors, is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) under the Securities Exchange Act of 1934, as amended, and is the Managing Member of GP VI. As a result, Advisors and GP VI share the power to direct the vote and the disposition of the shares held of record by OPI VI and may be deemed to share beneficial ownership of such shares. Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held of record by OPI VI. The address of these entities is 601 Lexington Avenue, 54th Floor, New York, New York 10022. Information regarding these shares is based on the Schedule 13G/A filed by OrbiMed Capital GP VI LLC and OrbiMed Advisors LLC on February 14, 2023.
(6)
Consists of 2,804,485 shares of common stock. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each have shared voting power with respect to 2,198,282 shares and shared dispositive power with respect to 2,804,485 shares. The securities are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. The address of these entities is 208 Congress Street, Boston, Massachusetts 02210. Information regarding these shares is based on the Schedule 13G filed by Wellington Management Group LLP on February 6, 2023.
(7)
Consists of (a) 1,447,317 shares of common stock held by Biotechnology Value Fund, L.P., or BVF; (b) 1,118,637 shares of common stock held by Biotechnology Value Fund II, L.P., or BVF2; (c) 127,298 shares of common stock held by Biotechnology Value Trading Fund OS LP, or Trading Fund OS; (d) 43,361 common shares held in a certain managed account, or the Partners Managed Account, managed by BVF Partners L.P., or BVF Partners and (e) the shares of common stock referenced in the last sentence of this paragraph. BVF I GP LLC, or BVF GP, as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC, or BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd, or Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC, or BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and the Partners Managed Account. BVF Inc., as the general partner of BVF Partners, may be deemed to beneficially own the shares beneficially owned by BVF Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. Each of the entities and individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address of these entities is 44 Montgomery St., 40th Floor, San Francisco, CA 94104. Information regarding these shares is based on the Schedule 13G/A filed by BVF on February 14, 2023.
(8)
Includes (i) 1,000,805 shares of common stock held by various family trusts of which Dr. Struthers is the trustee or investment advisor, (ii) 23,822 shares of common stock held directly by Dr. Struthers, (iii) 1,000 shares of common stock held directly by Dr. Struthers’ spouse and (iv) 1,125,992 shares of common stock underlying options held by Dr. Struthers that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(9)
Includes 67,255 shares of common stock and 359,776 shares of common stock underlying options held by Mr. Wilson that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(10)
Includes 54,078 shares of common stock underlying options held by Mr. Hassard that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.

(11)
Includes 1,312 shares of common stock underlying options held by Dr. Pizzuti that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(12)
Includes 50,904 shares of common stock and 463,866 shares of common stock underlying options held by Dr. Betz that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(13)
Includes 34,166 shares of common stock underlying options held by Dr. Bedrosian that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(14)
Includes 12,536 shares of common stock and 54,592 shares of common stock underlying options held by Mr. Fust that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(15)
Includes 42,500 shares of common stock underlying options held by Dr. Nichols that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(16)
Includes 55,000 shares of common stock underlying options held by Ms. Okey that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(17)
Includes 99,846 shares of common stock and 42,500 shares of common stock underlying options held by Dr. Wierenga that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(18)
Includes 11,666 shares of common stock underlying options held by Ms. Deardorf that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(19)
Includes 11,666 shares of common stock underlying options held by Dr. Vivaldi that are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date.
(20)
Consists of 1,269,468 shares of common stock and 2,690,084 shares of common stock issuable upon exercise of outstanding options which are exercisable as of April 17, 2023 or that will become exercisable within 60 days after such date, as set forth in previous footnotes.

EXECUTIVE OFFICERS

Our Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of April 17, 2023.

Name	Age	Position
R. Scott Struthers, Ph.D.	61	President, Chief Executive Officer and Director
Marc Wilson	44	Chief Financial Officer
Stephen Betz, Ph.D.	57	Chief Scientific Officer
Dana Pizzuti, M.D.	68	Chief Development Officer
Alan Krasner, M.D.	59	Chief Medical Officer
Jeff Knight	52	Chief Operating Officer
James Hassard	57	Chief Commercial Officer

The biography of R. Scott Struthers, Ph.D. can be found under “Proposal 1—Election of Directors.”

Marc Wilson has served as our Chief Financial Officer since January 2018. Prior to Crinetics, Mr. Wilson was Vice President of Finance and Accounting and Chief Accounting Officer at Cidara Therapeutics, Inc., a publicly-traded biotechnology company, from September 2014 to January 2018. Prior to Cidara, from October 2010 to August 2014, Mr. Wilson was Director of Accounting and Controller at Trius Therapeutics, a biopharmaceutical company, until its acquisition by Cubist Pharmaceuticals. Prior to Trius, Mr. Wilson worked at Neurocrine Biosciences, Inc. from 2007 to 2010. Mr. Wilson began his career in 2001 with PricewaterhouseCoopers LLP and is a certified public accountant. Mr. Wilson earned a bachelor’s degree in Economics/Accounting from the College of the Holy Cross.

Stephen F. Betz, Ph.D. is a co-founder and has served as our Chief Scientific Officer since October 2021 and served as our Vice President of Biology from December 2009 to October 2021. Previously, from 2003 to 2009, Dr. Betz worked at Neurocrine Biosciences, Inc., as Director of Endocrinology and Metabolism, where he worked on the discovery and development of GnRH receptor antagonists and nonpeptide modulators of other endocrine targets. Prior to Neurocrine, from 2001 to 2003, Dr. Betz led laboratory efforts at GeneFormatics, Inc., and from 1996 to 2000, Dr. Betz worked in pharmaceutical discovery at Abbott Laboratories, including structure-guided drug design, assay development, and compound screening in the Research Nuclear Magnetic Resonance Group. In addition, since October 2021 Dr. Betz has served a member of the scientific advisory board of Radionetics Oncology, a pharmaceutical company focused on the discovery and development of novel radiotherapeutics for oncology indications. Dr. Betz holds a B.S. in chemistry from the University of Delaware and a Ph.D. in chemistry from the University of North Carolina at Chapel Hill.

Dana Pizzuti, M.D. has served as our Chief Development Officer since October 2022. Dr. Pizzuti is a board-certified physician with more than 30 years of pharmaceutical industry experience in clinical development, pharmacovigilance, and medical and regulatory affairs. Before joining Crinetics, from January 2020 to September 2022, Dr. Pizzuti served as senior vice president, development operations and chief medical officer and previously served as vice president of global regulatory affairs from July 2019 to December 2019 at Ascendis Pharma, where she rebuilt the U.S. regulatory affairs unit into a streamlined global organization. At Ascendis, she led the company’s successful U.S. and European marketing applications for lonapegsomatropin, a combination drug-device product for children one year and older with growth hormone deficiency. Prior to Ascendis, from March 2019 to July 2019, Dr. Pizzuti served as senior vice president of regulatory, quality and pharmacovigilance at Theravance Biopharma, Inc. Earlier in her career, from June 2017 to March 2019, Dr. Pizzuti established the regulatory affairs function at Rigel Pharmaceuticals, where she directed the team responsible for the company’s first new drug application approval. She also previously led the global regulatory affairs unit at Gilead Sciences, managing over 500 people across 33 countries, leading to marketing authorizations for 15 new drugs in global markets. Dr. Pizzuti earned her Bachelor of Science (cum laude) in biology from Yale University, and she received her M.D. from the NYU School of Medicine. She completed her medical internship and residency at NYU-Bellevue Hospital Center in New York City and fellowship in infectious disease at Albert Einstein-Montefiore Medical Center.

Alan Krasner, M.D. has served as our Chief Medical Officer since June 2018. From December 2015 to June 2018, Dr. Krasner served as Global Clinical Development Lead at Shire plc, a global biotechnology company focused on the treatment of rare diseases. Before joining Shire, Dr. Krasner served from May 2008 to November 2015 as Chief Medical Officer for Biodel Inc., a specialty biopharmaceutical company focused on the treatment of diabetes. Prior to Biodel, from 2002 to 2008, Dr. Krasner served as Director in the Department of Clinical Research Metabolic Diseases at Pfizer Global Research and Development, where he was responsible for the design, execution, clinical analysis, and reporting of multiple, global clinical trials supporting registration of late stage drug candidates. Dr. Krasner served as a consulting physician at the Joslin Diabetes and Endocrinology Center of the Lawrence and Memorial Hospital in New London, Connecticut until July 2017. Dr. Krasner holds a B.S. from the Medical Education Honors Program at Northwestern University and a M.D. from Northwestern University Medical School. He completed his residency at Johns Hopkins Hospital in internal medicine and subsequently completed his fellowship at Johns Hopkins Hospital in endocrinology and metabolism.

Jeff Knight has served as our Chief Operating Officer since September 2021. From 2018 to 2021, Mr. Knight was a member of the executive leadership team at Poseida Therapeutics, Inc., where he was responsible for portfolio management and strategy, alliance management, quality and compliance, and corporate operations. From March 2017 until October 2018, he was Vice President, Development Operations and Project and Portfolio Management at Halozyme Therapeutics, Inc. From July 2015 until March 2017, he served as Executive Director, Global Development Operations at Amgen and from January 2012 until July 2015, Mr. Knight served in various program and portfolio management and development operations roles at Onyx Pharmaceuticals. Prior to that, he held several leadership roles of increasing responsibility in clinical operations, regulatory affairs, and project management at Genentech, PRA International, and Hoechst Marion Roussel (now Sanofi). Mr. Knight earned a Master’s of Public Health (MPH) in biostatistics and epidemiology and a B.A. in psychology from the University of Oklahoma Health Sciences Center. He also earned a B.S. in nursing from the University of Kansas Medical Center.

James Hassard has served as our Chief Commercial Officer since February 2022. Mr. Hassard has over thirty years of bio-pharmaceutical experience. Most recently, from January 2020 to September 2021, Mr. Hassard was chief commercial officer at Arrowhead Pharmaceuticals, where he began building the company’s commercial capabilities and launch strategy for three rare disease programs. Between 2016 and 2020, Mr. Hassard was senior vice president of marketing and market access at Coherus BioSciences, where he built the company’s commercial capabilities, including patient and provider services, in advance of their first FDA-approved specialty product. Earlier in his career, Mr. Hassard held several positions over a 17-year period at Amgen Inc., in therapeutic areas including oncology, nephrology and endocrinology. Among these, he was general manager of Amgen Portugal, and U.S. brand lead for Sensipar® (cinacalcet), expanding the FDA label into a rare-endocrinology indication. Mr. Hassard earned a B.S. in pharmacology from the University of Toronto, followed by an M.B.A. from Nova Southeastern University

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides information about the material components of our executive compensation program for our “named executive officers” for 2022, consisting of the following persons:

•
R. Scott Struthers, Ph.D., our President, Chief Executive Officer and Director;
•
Marc Wilson, our Chief Financial Officer;
•
James Hassard, our Chief Commercial Officer;
•
Dana Pizzuti, M.D., our Chief Development Officer; and
•
Stephen F. Betz, Ph.D., our Chief Scientific Officer.

Specifically, this compensation discussion and analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the compensation committee and our board of directors arrived at specific compensation policies and decisions involving our executive officers during the fiscal year ended December 31, 2022.

Company Overview

Crinetics is a pharmaceutical company that develops much-needed therapies for people with rare endocrine diseases. We’re here for patients who are eager to find therapies that provide effective disease control and more simplicity in their lives. We partner with healthcare practitioners to ensure we’re solving real problems for them. And we build value in the company for investors by filling real market needs. Our pipeline includes paltusotine: a first-in-class, oral small molecule somatostatin receptor ligand for Acromegaly and Carcinoid Syndrome; CRN04894: a first-in-class, oral small molecule ACTH antagonist for Cushing’s disease (CD) & Congenital Adrenal Hyperplasia (CAH); CRN04777: a first-in-class, oral small molecule SST5 agonist for hyperinsulinism; and our GPCR discovery and development engine is continuing to craft and advance new assets in our exciting pipeline.

Business Highlights

Our executive team focused the company’s efforts on the most critical business objectives. Despite the lingering COVID pandemic challenges and geo-political impact presented during 2022, we achieved several key successes:

•
In October, we completed the enrollment in the Phase 3 PATHFNDR-1 study evaluating safety and efficacy of once-daily oral paltusotine in acromegaly patients.
•
In May, we reported top-line Phase 1 multiple-ascending dose (“MAD”) results showing CRN04894 suppresses cortisol even in the presence of disease-like ACTH concentrations.
•
In March, we reported positive top-line results from CRN04777 Phase 1 study MAD cohorts.
•
In February, we entered into an exclusive licensing agreement with Sanwa Kagaku Kenkyusho Co., Ltd for the development and commercialization of paltusotine in Japan.

Compensation Philosophy and Objectives

We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:

•
To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.
•
To establish a direct link between our business results, individual executive performance and total executive compensation.
•
To align the interests of our executive officers with those of our stockholders.

Overview of 2022 Executive Compensation Decisions

In general, the majority of each of our named executive officers’ total compensation is tied directly to corporate and individual performance, increases in our stock price, or both. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:

•
The performance measures in our short-term cash incentive program are linked to key corporate objectives.
•
Corporate achievement represents 75% of each named executive officer’s annual bonus opportunity, and 80% of our Chief Executive Officer’s annual bonus opportunity.
•
Our long-term equity incentives are provided to our named executive officers in the form of stock options and, commencing in 2022, restricted stock units, or RSUs, which vest over multi-year periods.

The primary elements of our total direct compensation program for the named executive officers and a summary of the actions taken by the compensation committee during 2022 are set forth below.

Base Salaries
•
Our named executive officers received base salary increases for 2022 consistent with our pay positioning philosophy of tying target total cash compensation to align generally with the 50th percentile of similarly-situated executives at comparable companies based on our peer group.
•
As a result, our named executives' 2022 base salaries remained aligned generally to the 50th percentile of similarly-situated executives.

Annual Incentives
•
Our named executive officers received bonuses commensurate with our corporate performance and their individual performance during 2022, with payouts for the corporate component of their annual bonuses at 84% of target based on the compensation committee’s evaluation of our performance relative to the 2022 corporate goals, as discussed below.

Long-Term Incentive Compensation
•
Our named executive officers received stock options and RSUs during 2022, both of which vest over four years.
•
Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.
•
RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price.

2022 Compensation Mix Emphasis on at Risk Compensation

The compensation committee believes it is important to align the mix and levels of compensation we offer to those offered by our peers in order to retain and incentivize the talented executive officers whose efforts are key to our long-term success. As an executive’s ability to impact operational performance increases, so does the proportion of at-risk compensation. Target long-term incentive compensation grows proportionately as job responsibilities increase, which encourages our executives to focus on our long-term success and aligns with the long-term interests of our stockholders.

The charts below show the mix of the target compensation of our Chief Executive Officer and the average target compensation of our other named executive officers.

CEO Pay Mix
11%
Fixed
Long-Term 84%
Short-Term 16%
Base
11%
Bonus
6%
RSUs
19%
Options
65%
89%
Variable

Other NEO Pay Mix

17%
Fixed
Long-Term 76%
Short-Term 24%
Base
17%
Bonus
7%
RSUs
9%
Options
67%
83%
Variable

(1)
For purposes of these charts, target compensation consists of base salary and target annual incentive awards as set by the compensation committee in February 2022 (September 2022 for Dr. Pizzuti) and target annual equity awards determined based on market data. It does not include other forms of compensation the executive officers received.

Our Executive Compensation Practices

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

✓
What We Do	What We Don’t Do

✓    Pay for Performance— We design our executive compensation program to align pay with company performance.

✓ Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term cash and equity incentives, to align the interests of our executive officers and stockholders.

✓   Independent Compensation Consultant—The Compensation Committee retains an independent compensation consultant and reassesses independence annually.

✓   Annual Review of Compensation—The Compensation Committee, with input from its independent compensation consultant, conducts an annual review of all of our compensation programs in light of current best practices.

✓    Annual Compensation Risk Assessment—Each year we perform an assessment of any risks that could result from our compensation plans and programs.

✓ Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

Hedging/Pledging of Company Stock—We prohibit our officers, directors, and employees from hedging, margining, pledging, short-selling, or publicly trading options in our stock.

Perquisites—We do not provide excessive perquisites to our named executive officers.

No Special Health or Welfare Benefits for Executives—Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other employees. Executive officers do not have access to special benefits programs.

No Post-Employment Tax Gross-Ups—We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

Principal Elements of Pay

Our 2022 executive compensation program generally consisted of three principal components, as further described below. In addition, we provide retirement and benefits plans to executives on the same basis as our other employees and we provide certain other limited remuneration to them. For additional information, please see “Compensation Determination Process” and “Summary Compensation Table” below.

In determining each element of compensation for any given year, our compensation committee consider and determine each element individually and then review the resulting total compensation and determine whether it is reasonable and competitive. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

We believe that the total compensation received by our named executive officers relating to 2022 was appropriate when viewed in light of our corporate achievements during 2022 and the individual performance of our named executive officers.

Percentage of 2022 Target Compensation(1)
	Chief Executive Officer	Average of Other Named Executive Officers	Description and Purpose
Base Salary			Competitive fixed cash compensation used to attract and retain talented executives.
Annual Cash Incentive Awards			Cash incentives designed to reward executive officers for successful corporate performance against board approved annual bonus targets and individual performance toward achieving corporate goals.
Annual Long-Term Equity Awards			Stock option and RSU awards subject to time-based vesting designed to align each executive officer’s incentives with stockholder value creation.

(1)
For purposes of the charts in this table, target compensation consists of base salary and target annual incentive awards as set by the compensation committee in February 2022 and target annual equity awards determined based on grant value. It does not include other forms of compensation the executive officers received.

Compensation Determination Process

Role of the Compensation Committee

The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs.

In the first quarter of each year, the compensation committee reviews the performance of each of our named executive officers during the previous year. At this time the compensation committee also reviews our performance relative to the corporate performance objectives set by the board of directors for the year under review and makes the final bonus payment determinations based on our overall corporate performance and, with respect to the named executive officers other than our Chief Executive Officer, the compensation committee’s evaluation of each named executive officer’s performance for the year under review. In connection with this review, the compensation committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional equity awards to our named executive officers and certain other eligible employees.

During the fourth quarter of each year our compensation committee reviews the corporate performance objectives for purposes of our performance bonus programs for the following year, and such objectives historically have been recommended to the full board of directors for approval.

Role of our Executive Officers

Our Chief Executive Officer, with the assistance and support of our Chief Human Resources Officer, aids the compensation committee by providing annual recommendations regarding the compensation of all of our named executive officers, other than himself. The compensation committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to our compensation programs and practices generally. The compensation committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation. In the beginning of each year, our named executive officers work with our Chief Executive Officer to establish their individual performance goals for the year, based on their respective roles within the company.

Our Chief Executive Officer generally attends the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding our Chief Executive Officer’s compensation are made without him present.

Role of Compensation Consultant and Comparable Company Information

The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2022, the compensation committee again retained Radford, a business unit of AON plc (“Radford”), an independent third-party compensation consulting firm for guidance in making compensation decisions. Specifically, for 2022, the compensation committee requested Radford to advise it on a variety of compensation-related issues, including:

•
conducting market research and analysis of current practices of comparable public companies to assist the compensation committee in developing director and executive compensation levels;
•
reviewing our peer group to determine whether additional or different peer companies or groups are necessary to provide appropriate information on market practices and compensation levels; and
•
providing general information concerning director and executive compensation trends and developments.

Radford did not provide any other services to us in 2022 beyond its engagement as an advisor to the compensation committee on director and executive compensation matters. The compensation committee assessed the independence of Radford pursuant to SEC and Nasdaq rules and concluded that no conflict of interest existed that would have prevented Radford from serving as an independent consultant to the compensation committee currently or during 2022.

Competitive Positioning

The compensation committee reviews our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. For 2022, Radford assisted the compensation committee in identifying an appropriate peer group of companies for use as a reference when determining 2022 director and executive compensation.

The identified peer group consisted of 22 life sciences companies in similar phases of development as us with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

Market Capitalization

Market capitalization between $200 million and $2.0 billion, when the peer group was first approved by the compensation committee for 2022 compensation purposes. Crinetics had a 30-day average market capitalization of $721.8 billion as of such date, and ranked in the 47th percentile relative to the peer group on this metric.

Sector and Stage

U.S.-based, publicly-traded pre-commercial biopharma companies, with focus on companies in Phase II/Phase III of clinical trials. Crinetics was considered a Phase II/Phase III company at the time the peer group was approved.

Headcount	Generally under 200 employees.
Geographic Location	Focus on companies in California or other biotech “hub” locations. Crinetics’ headquarters is in San Diego, California.

For 2022, this peer group consisted of the following companies:

89bio AnaptysBio Arcturus Therapeutics Arcus Biosciences BioAtla CymaBay Therapeutics CytomX Therapeutics Gossamer Bio Kura Oncology NGM Biopharmaceuticals Pliant Therapeutics

Protagonist Therapeutics

Prothena

Provention Bio

Replimune Group

Selecta Biosciences

Spero Therapeutics

Syndax Pharmaceuticals

Syros Pharmaceuticals

Travere Therapeutics

Turning Point Therapeutics

Viking Therapeutics

Our compensation committee reviewed the foregoing comparable company data in connection with its determinations of the 2022 base salaries, target bonuses and equity awards for our named executive officers. The compensation committee does not rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the compensation committee members relied on their judgment and experience in setting those compensation levels and making those awards. However, the compensation committee generally strives to set cash compensation and target cash compensation at approximately the 50th percentile of the peer company data for comparable positions and total annual equity award value between the 50th and 75th percentile, but variations on this pay positioning occur from year to year.

We expect that the compensation committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.

The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the compensation committee’s and the board of director’s assessment of our Chief Executive Officer’s role and responsibilities within our company, there are significant compensation differentials between these named executive officers and our other named executive officers.

Executive Compensation Components

The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.

Base Salaries

In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the compensation committee believes that other elements of the named executive officer’s compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

In February 2022, the compensation committee reviewed the base salaries of our named executive officers. The compensation committee, in consultation with our Chief Executive Officer (with respect to the salaries of our other named executive officers) and its independent compensation consultant, determined that the base salaries of our named executive officers would be as follows, which increases were effective March 1, 2022:

Named Executive Officer	2022 Base Salary Approved in February 2022	Percentage Increase
R. Scott Struthers, Ph.D.	$594,000	4%
Marc Wilson	$435,968	5%
James Hassard(1)	$425,000	—
Dana Pizzuti, M.D.(1)	$525,000	—
Stephen F. Betz, Ph.D.	$456,560	4%

(1)
Mr. Hassard and Dr. Pizzuti commenced employment with us in February 2022 and September 2022, respectively.

The foregoing increases were designed to align each executive’s annual base salary generally with the 50th percentile of similarly-situated executives, in line with the company’s pay positioning philosophy.

The actual base salaries paid to all of our named executive officers for 2022 are set forth in the “Summary Compensation Table” below.

Performance Bonuses

Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors.

Bonuses are set based on the executive’s base salary as of the end of the bonus year and are expected to be paid out in the first quarter of the following year. The target levels for executive bonuses for 2022 were as follows: 55% of base salary for Dr. Struthers and 40% of base salary for our other named executive officers. Dr. Struthers’ annual bonus is based 80% on achievement of corporate objectives and 20% on achievement of individual objectives. The bonuses for our other named executive officers are based 75% on achievement of corporate objectives and 25% on achievement of individual objectives. In general, the target total cash compensation for our named executives is at approximately the 50th percentile of similarly-situated executives.

At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are set by the board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as achievement of product development objectives and financial targets. The compensation committee determines the level of achievement of the corporate goals for each year. The individual component of each named executive’s bonus award is not necessarily based on the achievement of any predetermined criteria or guidelines but rather on the compensation committee’s subjective assessment of the officer’s overall performance of his or her duties. In coming to this determination, our compensation committee does not follow any guidelines, nor are there such standing guidelines regarding the exercise of such discretion.

All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee.

Corporate Performance Goals and Performance Levels

The corporate performance goals for 2022 were approved by the board of directors in February 2022. The 2022 performance goals were aggressive and set at challenging levels such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The compensation committee believes that each of these goals is strongly aligned to the creation of stockholder value.

To determine our corporate performance percentage for 2022, the compensation committee employed a holistic analysis that took into account both the extent to which the performance goals had been achieved or exceeded as well as the relative difficulty of achieving the goals that were met and that were only partially met. In light of the challenging nature of the goals, the compensation committee determined our corporate performance percentage to be 84% of the target performance level for 2022. The table below provides additional details about the compensation committee’s assessment of our actual performance against our 2022 corporate performance goals:

2022 Corporate Objective	Weighting	2022 Highlights	Weighted Performance
Advance and Expand the Discovery Pipeline	15%	• Significant progress on multiple discovery programs towards development candidates	15.5%
		• Board approved two new discovery programs
		• Launched metabolic disease initiative
Advance Clinical Development of Paltusotine	35%	• Completed enrollment in PATHFNDR-1 Phase 3 trial	17.5%
		• Completed development of drug substance and product manufacturing
		• Prepared readiness plans for New Drug Application and acromegaly commercialization
Advance Development of CRN04777	17.5%	• Positive Phase 1 trial completed	12%
		• Completed Phase 2 protocol
		• Submitted Investigational New Drug application
Advance Development of CRN04894	12.5%	• Positive Phase 1 trial completed to support advancement into patient studies	9%
		• Completed Phase 2 protocols for Cushing’s Disease and CAH
Administration	20%	• Maintained strong capital structure in a difficult market environment by raising $117 million and met our expected expense burn for the year	30%
		• Executed collaboration and license agreement with Sanwa Kagaku Kenkyusho Co., Ltd
		• Continued to build the company and improve management infrastructure, governance systems, learning and development, and executed against the staffing plan
Total			84%

This overall 84% achievement level was then used to determine each named executive officer’s bonus.

Individual Performance Levels

The compensation committee’s determination of the individual components of the 2022 bonus awards for our named executive officers was not based on the achievement of any predetermined individual performance objectives, criteria or guidelines, but rather on the compensation committee’s subjective assessment of each officer’s overall performance of their duties during 2022. Our named executive officers received the individual performance achievement percentages indicated in the table below. Annual bonuses for executives who commence employment during the year are typically pro-rated for the partial year of service, as was the case for Mr. Hassard during 2022. Pursuant to her employment agreement, Dr. Pizzuti’s 2022 bonus was not pro-rated to reflect her partial year of employment.

Annual Cash Incentive Payout Formula

	Target Cash Incentive Award for 2022
Named Executive Officer	Percentage of Base Salary	Corporate Performance Weighting	Corporate Performance Percentage	Individual Performance Weighting	Individual Performance Percentage	Annual Cash Incentive Award for 2022
Dr. Struthers	55%	80%	84%	20%	90%	$277,525
Mr. Wilson	40%	75%	84%	25%	95%	$150,069
Mr. Hassard	40%	75%	84%	25%	90%	$121,797
Dr. Pizzuti	40%	75%	84%	25%	100%	$184,801
Dr. Betz	40%	75%	84%	25%	105%	$161,948

The target cash incentive awards of our named executive officers as a percentage of base salary remained unchanged from 2021. The annual performance bonuses paid to our named executive officers for 2022 are set forth in the “Summary Compensation Table” below.

Long-Term Equity Incentives

We generally grant equity incentive awards under the terms of our 2018 Incentive Award Plan, or the 2018 Plan. We also may grant equity awards to newly-hired employees under our 2021 Employment Inducement Award Plan, or the 2021 Inducement Plan. Awards under the 2021 Inducement Plan are limited to employees who have not previously been an employee or a member of the board of directors.

The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment or service over multiple years, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.

We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual grants. Annual grants of equity awards are typically approved by the compensation committee during the first quarter of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee. We do not have any stock ownership requirements for our named executive officers.

Equity Vehicles

Annual equity awards are granted using mix of different equity instruments to further its goal of attracting and retaining top performers and to balance the relative advantages of different instruments.

•
Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.
•
Commencing in 2022, RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price.

The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors from time to time. Stock option awards granted in connection with an employee’s commencement of employment generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. Annual stock option awards to our named executive officers vest monthly over a four-year period. RSU awards generally vest in four equal annual installments. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.

2022 Annual Equity Awards

Generally, the compensation committee determines the value of each executive officer’s annual equity grant using a holistic evaluation that takes into account a competitive market analysis prepared by our independent compensation consultant with market data for each role, the recommendations of our Chief Executive Officer based on his evaluation of their individual performance (except with respect to the Chief Executive Officer’s performance), the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of the executive’s role and parity in targets among executives in roles of a given level. For 2022, while our compensation committee reviewed competitive market data prepared by Radford in connection with its grant of long-term equity incentive awards to the named executive officers, such awards were not determined by reference to any specific target level of compensation or benchmarking. Based upon these factors, the compensation committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

In February 2022, the compensation committee approved the annual equity awards for Dr. Struthers, Mr. Wilson, and Dr. Betz in a combination of options and RSU awards with approximately 70% of the value allocated in the form of options and approximately 30% of the value allocated in the form of RSU awards. The awards vest in accordance with the standard vesting schedule described above. The stock options have a term of ten years from the date of grant.

In connection with their commencement of employment with us, Mr. Hassard and Dr. Pizzuti were each granted options. In March 2022, Mr. Hassard was granted an option to purchase 160,000 shares. In October 2022, Dr. Pizzuti was granted an option to purchase 230,000 shares. In addition, Dr. Pizzuti was also granted 12,500 RSUs, which vested in full on March 30, 2023. Other than Dr. Pizzuti’s RSUs, the awards vest in accordance with the standard vesting schedule described above. The stock options have a term of ten years from the date of grant.

The equity awards granted to our named executive officers for 2022 are set forth in the “Grants of Plan-Based Awards Table” below.

The compensation committee’s recommendation regarding each named executive officer’s award amount was not based on any quantifiable factors, but instead was based on the compensation committee’s subjective analysis of the award levels the committee deemed appropriate for each executive in light of various factors, including the dilution created as a result of our public offerings and the need to continue to incentivize our executives. Each of these factors was taken into consideration by the compensation committee for each executive, as was management’s recommendations regarding the appropriate award levels. The final award levels, however, were entirely based on the compensation committee’s subjective analysis of these general factors and internal pay equity considerations. In general, the target total value of the equity incentives granted to our named executive officers in 2022 approximated the 50th percentile of similarly-situated executives among our peer group.

For a description of certain accelerated vesting provisions applicable to the stock awards granted to our named executive officers, see “— Post Termination and Change in Control Benefits” and “— Employment Agreements” below.

Health, Welfare and Retirement Benefits

The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified talent.

Health and Welfare Benefits. Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the generally on same basis as all of our other employees. We provide a 401(k) plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) plan.” We also pay the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

We generally do not provide other perquisites or personal benefits to our named executive officers, except in limited circumstances. We do occasionally provide relocation assistance and reimbursement for our employees in connection with their employment by us.

Retirement Savings. We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $22,500 for calendar year 2023, and other testing limits. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2023 may be up to an additional $7,500 above the statutory limit. We provide a matching contribution under our 401(k) plan of up to $3,000 per eligible participant. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Other Benefits

We do not generally provide significant perquisites or personal benefits to our named executive officers. In connection with her commencement of employment, we agreed to provide Dr. Pizzuti with relocation assistance up to an aggregate amount of $250,000, calculated on an after-tax basis.

Post Termination and Change in Control Benefits

We have entered into employment agreements which provide for certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are intended and designed to alleviate the financial impact of an involuntary termination and maintain a stable work environment through salary continuation and equity award vesting acceleration. We provide severance benefits because they are essential to help us fulfill our objective of attracting and retaining key managerial talent. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the compensation committee when determining executive officer compensation, the decision to offer these benefits did not influence the compensation committee’s determinations concerning other direct compensation or benefit levels.

The compensation committee has determined that such arrangements offer protection that is competitive within our industry and for our company size and are designed to attract highly qualified individuals and maintain their employment with us. In determining the severance benefits payable pursuant to the executive employment agreements, the compensation committee considered what level of severance benefits would be sufficient to retain our current executive team and to recruit talented executives in the future, which determination was based in part on input from management and our board of directors. For a description of these employment agreements, see “— Employment Agreements” below.

In the event of a change in control where the acquirer does not assume awards granted under our equity incentive plans, awards issued under these plans shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, and which may be subject to such terms and conditions as apply generally to holders of common stock under the change in control documents.

Prohibition on Certain Transactions in Crinetics Securities

Our insider trading policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, purchasing our securities on margin or pledging our securities as collateral for a loan.

Clawback Policy

While our Chief Executive Officer and Chief Financial Officer are subject to any recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act, we have not yet adopted a compensation recovery policy as required under the Dodd-Frank Act, although we intend to do so as required by the listing rules of the Nasdaq Stock Market when a compensation recovery policy is required.

Tax and Accounting Considerations

Deductibility of Executive Compensation

The compensation committee and our board of directors have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Stock-based Compensation

Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.

Risk Assessment of Compensation Program

In April 2023, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our compensation committee.

Report of the Compensation Committee of the Board of Directors

The compensation committee of our board of directors has submitted the following report for inclusion in this proxy statement:

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2022, filed by us with the SEC.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Stephanie S. Okey, M.S. (Chair)
Matthew K. Fust
Wendell Wierenga, Ph.D.

Summary Compensation Table

The following table shows information regarding the compensation earned by our named executive officers during the years ended December 31, 2022, 2021 and 2020.

		Salary	Bonus		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(1)	($)(2)	($)(3)	($)
R. Scott Struthers, Ph.D.	2022	590,166	—		1,069,068	3,662,368	277,525	3,000	5,602,127
President and Chief Executive Officer	2021	567,000	—		—	3,236,940	337,109	3,000	4,144,049
	2020	543,550	—		—	3,006,000	276,782	—	3,826,332
Marc Wilson	2022	432,473	—		390,390	1,337,381	150,069	3,000	2,313,313
Chief Financial Officer	2021	410,833	—		—	1,255,140	176,658	3,000	1,845,631
	2020	384,200	—		—	1,052,100	143,520	—	1,579,820
James Hassard	2022	356,134	—		—	2,327,696	121,797	3,000	2,808,627
Chief Commercial Officer
Dana Pizzuti, M.D.	2022	133,238	95,000	(4)	211,125	2,903,612	184,801	80,579(3)	3,608,355
Chief Development Officer
Stephen F. Betz, Ph.D.	2022	453,633	—		330,330	1,131,630	161,948	3,000	2,080,541
Chief Scientific Officer
(1)
The amounts are valued based on the aggregate grant date fair value of the stock and option awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 10 to our consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2022 filed with the SEC on February 28, 2023, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer's continued employment or service.
(2)
These amounts represent performance bonuses earned under our executive bonus program, which is described above under “Compensation Discussion and Analysis — Performance Bonuses.”
(3)
The amounts represent 401(k) plan matching contributions in the amount of $3,000 paid by us and generally available to all full-time U.S. employees. For Dr. Pizzuti, also includes $52,340 for reimbursement of relocation expense and a $25,239 tax gross up.
(4)
Represents a $95,000 signing bonus paid to Dr. Pizzuti in connection with her commencement of employment.

2022 Grants of Plan Based Awards

The following table sets forth summary information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Date of Approval of Equity Awards	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards Number of Shares of Stock or Units (#)(2)	All Other Option Awards Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
R. Scott Struthers, Ph.D.	—	—	—	326,700	—	—	—		—	—
	2/28/2022	2/28/2022	—	—	—	—	249,200(3)		20.02	3,662,368
	2/28/2022	2/28/2022	—	—	—	53,400	—		—	1,069,068
Marc Wilson	—	—	—	174,387	—	—	—		—	—
	2/28/2022	2/28/2022	—	—	—	—	91,000	(3)	20.02	1,337,381
	2/28/2022	2/28/2022	—	—	—	19,500	—		—	390,390
James Hassard	—	—	—	170,000	—	—	—		—	—
	3/10/2022	2/28/2022	—	—	—	—	160,000		19.73	2,327,696
Dana Pizzuti, M.D.	—	—	—	210,000	—	—	—		—	—
	10/10/2022	9/28/2022	—	—	—	—	230,000		16.89	2,903,612
	10/10/2022	9/28/2022	—	—	—	12,500	—		—	211,125
Stephen F. Betz, Ph.D.	—	—	—	182,624	—	—	—		—	—
	2/28/2022	2/28/2022	—	—	—	—	77,000	(3)	20.02	1,131,630
	2/28/2022	2/28/2022	—	—	—	16,500	—		—	330,330

(1)
Amounts in this column represent target and maximum cash performance bonus opportunities for the named executive officers in 2022 under our executive bonus program, which is described above under “— Compensation Discussion and Analysis — Performance Bonuses.”
(2)
With the exception of the RSUs granted to Dr. Pizzuti, the RSUs vest over a four-year period at the rate of 25% of the RSUs on each of March 15, 2023, 2024, 2025 and 2026, subject to continuous service through each vesting date. The RSUs granted to Dr. Pizzuti vested in full on March 30,2023. For a description of the accelerated vesting applicable to the foregoing equity awards, see “Employment Agreements” below.
(3)
The option awards granted to vest in equal monthly installments over the four-year period of continuous service following the grant date. All option awards have a 10-year term from the grant date. For a description of the accelerated vesting applicable to the foregoing equity awards, see “Employment Agreements” below.
(4)
The applicable grant-date fair value of each option and RSU award was calculated in accordance with ASC 718. For a discussion of our valuation methodology used, see Note 2 to our consolidated financial statements for the year-end December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2023. These amounts do not reflect whether the recipient has actually realized or will realize. Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer’s continued service to us.

Discussion of Summary Compensation and Grants Plan Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2022 Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our employment agreements and compensation plans and arrangements is set forth below.

Employment Agreements

Below are written descriptions of our employment agreements with each of our named executive officers. Each of our named executive officers’ employment is “at will” and may be terminated at any time.

Employment Agreement with Dr. R. Scott Struthers

We have entered into an employment agreement with Dr. Struthers setting forth the terms of his employment as our President and Chief Executive Officer. Pursuant to the agreement, Dr. Struthers is entitled to an annual base salary, as described above, which amount is subject to annual review by and at the sole discretion of our compensation committee of the board of directors or its designee. Dr. Struthers is also eligible to participate in any bonus plan maintained by the company for our senior executives. Dr. Struthers’ target bonus was subsequently increased to 55% of his annual base salary.

Pursuant to his employment agreement, if we terminate Dr. Struthers’ employment other than for cause (as defined below) or Dr. Struthers terminates his employment for good reason (as defined below), he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully earned but unpaid base salary and accrued and unused paid time off, or PTO, through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 12 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date Dr. Struthers’ becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) if such termination occurs prior to a change in control (as defined below), automatic acceleration of the vesting and exercisability of his unvested stock awards as to the number of stock awards that would vest over the 12-month period following the date of termination.

If Dr. Struthers’ employment is terminated by us other than for cause or by Dr. Struthers for good reason within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 18 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 18 months following the date of termination or, if earlier, up to the date Dr. Struthers’ becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) a payment equal to Dr. Struthers’ then-current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination.

In addition, in the event of a change in control and subject to Dr. Struthers’ timely execution and non-revocation of a general release of claims in favor of the company, 100% of Dr. Struthers’ outstanding unvested stock awards shall be automatically accelerated on the first to occur of (1) Dr. Struthers’ termination by us without cause or by Dr. Struthers for good reason after a change in control or (2) the first anniversary of the closing of such change in control.

In addition, in the event of Dr. Struthers’ termination of employment by reason of his death or permanent disability, and subject to Dr. Struthers’ (or his estate’s) timely execution and non-revocation of a general release of claims in favor of the company, 100% of Dr. Struthers’ outstanding unvested stock awards shall be automatically accelerated on the date of termination.

In the event we terminate Dr. Struthers’ employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

Employment Agreements with Marc Wilson and Stephen F. Betz

We have entered into employment agreements with Mr. Wilson and Dr. Betz setting forth the terms of their employment as our Chief Financial Officer and Chief Scientific Officer, respectively. Pursuant to their agreements, Mr. Wilson and Dr. Betz are entitled to an annual base salary, as described above, which amounts are subject to annual review by and at the sole discretion of our compensation committee of the board of directors or its designee. Mr. Wilson and Dr. Betz are also eligible to participate in any bonus plan maintained by us for our senior executives. Their target bonus is 40% of their annual base salary.

Pursuant to their employment agreements, if Mr. Wilson’s or Dr. Betz’s employment is terminated by us other than for cause (as defined below) or by them for good reason (as defined below), they are entitled to the following payments and benefits, subject to their timely execution and non-revocation of a general release of claims in favor of the company and their continued compliance with the restrictive covenants set forth in their employment agreements: (1) their fully earned but unpaid base salaries and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which they are entitled; (2) a payment equal to 9 months for Mr. Wilson and 12 months for Dr. Betz of their then-current base salary payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 9 months for Mr. Wilson and 12 months for Dr. Betz following the date of termination or, if earlier, up to the date they become eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) if such termination occurs prior to a change in control (as defined below) automatic acceleration of the vesting and exercisability of his unvested stock awards as to the number of stock awards that would vest over the 9-month period for Mr. Wilson and the 12-month period for Dr. Betz following the date of termination.

If Mr. Wilson’s or Dr. Betz’s employment is terminated by us other than for cause or by them for good reason within 12 months after a change in control, in lieu of the severance benefits described above, they are entitled to the following payments and benefits, subject to their timely execution and non-revocation of a general release of claims in favor of the company and their continued compliance with the restrictive covenants set forth in their employment agreements: (1) their fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which they are entitled; (2) a payment equal to 12 months of their then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date Mr. Wilson or Dr. Betz become eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) a payment equal to their then-current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination.

In addition, in the event of a change in control and subject to their timely execution and non-revocation of a general release of claims in favor of the company, 100% of Mr. Wilson’s and Dr. Betz’s outstanding unvested stock awards shall be automatically accelerated on the first to occur of (1) their termination by us without cause or by their for good reason after a change in control or (2) the first anniversary of the closing of such change in control.

In addition, in the event of Mr. Wilson’s or Dr. Betz’s termination of employment by reason of their death or permanent disability, and subject to their (or their estate’s) timely execution and non-revocation of a general release of claims in favor of the company and, in the case of his permanent disability, their continued compliance with the restrictive covenants set forth in their employment agreements, 100% of their outstanding unvested stock awards shall be automatically accelerated on the date of termination.

In the event we terminate Mr. Wilson’s or Dr. Betz’s employment for cause, they terminate their employment without good reason, or upon their death or permanent disability, they are entitled to receive only their fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which they are entitled.

Employment Agreements with James Hassard and Dana Pizzuti

We have entered into employment agreements with Mr. Hassard and Dr. Pizzuti setting forth the terms of their employment as our Chief Commercial Officer and Chief Development Officer, respectively. Pursuant to their agreements, Mr. Hassard and Dr. Pizzuti are entitled to an annual base salary, as described above, which amounts are subject to annual review by and at the sole discretion of our compensation committee of the board of directors or its designee. Mr. Hassard and Dr. Pizzuti are also eligible to participate in any bonus plan maintained by us for our senior executives. Their target bonus is 40% of their annual base salary.

Pursuant to their employment agreements, if Mr. Hassard’s or Dr. Pizzuti’s employment is terminated by us other than for cause (as defined below) or by them for good reason (as defined below), they are entitled to the following payments and benefits, subject to their timely execution and non-revocation of a general release of claims in favor of the company and their continued compliance with the restrictive covenants set forth in their employment agreements: (1) their fully earned but unpaid base salaries and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which they are entitled; (2) a payment equal to 9 months of their then-current base salary payable in a lump sum payment 60 days following the termination date; (3) a lump sum payment equal to their target annual bonus, prorated for the number of days in the year in which they were employed by us, and (4) reimbursement for monthly COBRA premiums paid by Mr. Hassard and Dr. Pizzuti for up to 9 months following the date of termination or, if earlier, up to the date they become eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment.

If Mr. Hassard’s or Dr. Pizzuti’s employment is terminated by us other than for cause or by them for good reason within 12 months after a change in control, in lieu of the severance benefits described above, they are entitled to the following payments and benefits, subject to their timely execution and non-revocation of a general release of claims in favor of the company and their continued compliance with the restrictive covenants set forth in their employment agreements: (1) their fully earned but unpaid base salaries and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which they are entitled; (2) a payment equal to 12 months of their then-current base salary payable in a lump sum payment 60 days following the termination date; (3) a lump sum payment equal to their target annual bonus, payable within 60 days following the termination date, (4) reimbursement for monthly COBRA premiums paid by Mr. Hassard and Dr. Pizzuti for up to 12 months following the date of termination or, if earlier, up to the date they become eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (5) accelerated vesting of all outstanding stock options and time-based equity awards; provided, however, that all outstanding equity awards that vest based on the attainment of performance goals shall remain outstanding and shall vest or be forfeited in accordance with the terms of their applicable award agreements.

In addition, in the event of Mr. Hassard’s or Dr. Pizzuti’s termination of employment by reason of their death or permanent disability, they shall be entitled to the following payments and benefits: (1) their fully earned but unpaid base salaries and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which they are entitled; and (2) a lump sum payment equal to the annual bonus that they would have earned in the applicable calendar year based on the achievement of performance goals for such year, prorated for the number of days in the year in which they were employed by us.

In the event we terminate Mr. Hassard’s or Dr. Pizzuti’s employment for cause, they terminate their employment without good reason, or upon their death or permanent disability, they are entitled to receive their fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which they are entitled.

Defined Terms Applicable to Executive Employment Arrangements

For purposes of Dr. Struthers, Mr. Wilson, and Dr. Betz’s employment agreements, “cause” means any of the following: (1) the commission of an act of fraud, embezzlement or dishonesty, or the commission of some other illegal act, that causes material harm to us or any successor or affiliate; (2) conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (3) any intentional unauthorized use or disclosure of our confidential information or trade secrets; (4) gross negligence, insubordination or material violation of any duty of loyalty to us or any successor or affiliate, or any other material misconduct; (5) ongoing and repeated failure or refusal to perform or neglect of duties, which failure, refusal or neglect continues for 15 days following receipt of written notice from the board of directors (or in the case of Mr. Wilson or Dr. Betz, our CEO) stating with specificity the nature of such failure, refusal or neglect; or (6) intentional, material breach of any company policy or any contract or agreement between the executive and us.

For purposes of Dr. Struthers, Mr. Wilson, and Dr. Betz’s employment agreements, “change in control” means an “acquisition” or “asset transfer,” as such terms are defined in our amended and restated certificate of incorporation as may be amended from time to time. However, after the consummation of our initial public offering, for purposes of the executive employment agreements, “change in control” will have the same meaning given to such term in our 2018 Plan, as described below.

For purposes of Dr. Struthers, Mr. Wilson, and Dr. Betz’s employment agreements, “good reason” means the occurrence of any of the following events or conditions without the executive’s written consent: (1) a material diminution in authority, duties or responsibilities; (2) a material diminution in base compensation, unless such a reduction is imposed across-the-board to our senior management; (3) a material change in the geographic location at which the executive must perform his or her duties; or (4) any other action or inaction that constitutes a material breach by us or any successor or affiliate of our obligations under the employment agreement. The executive must provide written notice to us of the occurrence of any of the foregoing events or conditions within 60 days of the occurrence of such event and we will have a period of 30 days to cure such event or condition after receipt of such notice. An executive’s separation from service by reason of resignation for good reason must occur within 30 days following the expiration of the foregoing 30-day cure period.

For purposes of Mr. Hassard and Dr. Pizzuti’s employment agreements, “cause” means any of the following: (1) failure to perform their duties (other than any such failure resulting from incapacity due to physical or mental illness); (2) failure to comply with any valid and legal directive of the Chief Executive Officer; (3) willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, injurious to the Company or its affiliates; (4) embezzlement, misappropriation, or fraud, whether or not related to their employment with the Company; (5) a conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, materially impairs their ability to perform services for the Company, or results in reputational or financial harm to the Company or its affiliates; (6) a material violation of the Company's written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; willful unauthorized disclosure of confidential information; or a material breach of any material obligation under their employment agreements or any other written agreement between them and the Company.

For purposes of Mr. Hassard and Dr. Pizzuti’s employment agreements, “change in control” means any of the following: (1) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company's stock and acquires additional stock; (2) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing 50% or more of the total voting power of the Company's stock; (3) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (4) the sale of all or substantially all of the Company's assets.

For purposes of Mr. Hassard and Dr. Pizzuti’s employment agreements, “good reason” means any of the following: (1) a material reduction in their base salary other than a general reduction in base salary that affects all similarly situated executives in substantially the same proportions; (2) a relocation of their principal place of employment by more than 100 miles; (3) any material breach by the Company of any material provision of their employment agreements; (4) the Company's failure to obtain an agreement from any successor to the Company to assume and agree to perform their employment agreements in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (5) a material, adverse change in their authority, duties, or responsibilities (other than temporarily while they are physically or mentally incapacitated or as required by applicable law) taking into account the Company's size, status as a public company, and capitalization; or (6) a material adverse change in their applicable reporting structure.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2022.

	Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(5)
R. Scott Struthers, Ph.D.	2/28/2022	51,916	197,284	(2)	20.02	2/27/2032	—	—
	2/28/2022	—	—		—	—	53,400	977,220
	2/26/2021	134,750	159,250	(2)	15.29	2/25/2031	—	—
	2/24/2020	141,666	58,334	(2)	22.61	2/23/2030	—	—
	3/8/2019	165,234	11,016	(2)	25.19	3/7/2029	—	—
	5/25/2018	364,741	—	(2)	9.28	5/24/2028	—	—
	3/17/2018	161,270	—	(2)	1.91	3/16/2028	—	—
Marc Wilson	2/28/2022	18,958	72,042	(2)	20.02	2/27/2032	—	—
	2/28/2022	—	—		—	—	19,500	356,850
	2/26/2021	52,250	61,750	(2)	15.29	2/25/2031	—	—
	2/24/2020	49,583	20,417	(2)	22.61	2/23/2030	—	—
	3/19/2019	52,734	3,516	(2)	25.19	3/7/2029	—	—
	5/25/2018	91,185	—	(2)	9.28	5/24/2028	—	—
	1/25/2018	55,851	—	(3)	1.45	1/24/2028	—	—
James Hassard	3/10/2022	—	160,000	(4)	19.73	3/9/2032	—	—
Dana Pizzuti, M.D.	10/10/2022	—	230,000	(4)	16.89	10/9/2032	—	—
	10/10/2022	—	—		—	—	12,500	228,750
Stephen F. Betz, Ph.D.	2/28/2022	16,041	60,959	(2)	20.02	2/27/2032	—	—
	2/28/2022	—	—		—	—	16,500	301,950
	9/10/2021	4,687	10,313	(2)	23.19	9/9/2031	—	—
	2/26/2021	38,958	46,042	(2)	15.29	2/25/2031	—	—
	2/24/2020	42,500	17,500	(2)	22.61	2/23/2030	—	—
	3/8/2019	52,734	3,516	(2)	25.19	3/7/2029	—	—
	5/25/2018	91,185	—	(2)	9.28	5/24/2028	—	—
	3/17/2018	182,370	—	(2)	1.91	3/16/2028	—	—
(1)
Market value is calculated based on the closing price of our common stock of $18.30 per share on December 30, 2022, the last trading day of 2022, times the number of shares subject to the stock award.
(2)
The stock options vest over a period of four years from the date of grant in equal monthly installments, subject to the executive's continuous service through each vesting date. The stock options have a term of ten years from the date of grant. Vesting of each stock option is contingent upon the named executive officer’s continued service, except as may be accelerated on certain events described above under “—Employment Agreements” and under “—Potential Payments Upon Termination or Change in Control” described below.
(3)
The stock option vested over a period of four years, with 25% of the options vesting on the first anniversary of Mr. Wilson's commencement of employment, and the remainder vesting in equal monthly installments over the three years thereafter. The stock options have a term of ten years from the date of grant. The stock options were immediately exercisable for restricted shares of our common stock, and Mr. Wilson early exercised 55,851 of the 111,702 stock options available in 2018 in exchange for restricted shares that vested on the foregoing schedule.
(4)
The stock options granted to Mr. Hassard and Dr. Pizzuti vest over a period of four years, with 25% of the options vesting on the first anniversary of the executive officer’s commencement of employment, subject to the executive's continuous service through each vesting date. The stock options have a term of ten years from the date of grant. Vesting of each stock option is contingent upon the named executive officer’s continued service, except as may be accelerated on certain events described above under “—Employment Agreements” and under “—Potential Payments Upon Termination or Change in Control” described below.
(5)
With the exception of the RSUs granted to Dr. Pizzuti, the RSUs vest in a series of four successive equal annual installments on each March 15 of the first four calendar years following the calendar year in which the grant date occurs. The RSUs granted to Dr. Pizzuti vested in full on March 30, 2023. Vesting of each RSU is contingent upon the named executive officer’s continued service, except as may be accelerated on certain events described above under “—Employment Agreements” and under “—Potential Payments Upon Termination or Change in Control” described below.

Option Exercises and Stock Vested

The following table sets forth information regarding option exercises during 2022 with respect to our named executive officers. No stock awards held by our named executive officers vested during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)
R. Scott Struthers, Ph.D.	11,100	176,934	—	—
Marc Wilson	—	—	—	—
James Hassard	—	—	—	—
Dana Pizzuti, M.D.	—	—	—	—
Stephen F. Betz, Ph.D.	—	—	—	—

(1)
The amount shown for value realized on exercise of stock options equals (i) the number of shares of our common stock to which the exercise of the stock option related, multiplied by (ii) the difference between the per-share market price of the shares on the date of exercise and the per-share exercise price of the option. If the stock acquired upon exercise was sold on the day of exercise, the market price was determined as the actual sales price of the stock. If the stock acquired upon exercise was not sold on the day of exercise, the market price was determined as the closing price of the stock on the Nasdaq Stock Market on the exercise date.

Potential Payments Upon Termination or Change in Control

The following table summarizes the potential payments to our named executive officers in four scenarios: (1) upon termination by us without cause or the executive’s resignation for good reason apart from a change in control (“CIC”); (2) upon termination by us following the executive’s permanent disability or as a result of the executive’s death; (3) upon termination by us without cause or the executive’s resignation for good reason within three months prior to or 12 months following a CIC; or (4) in the event of a CIC without a termination of employment. The table assumes that the termination of employment or CIC, as applicable, occurred on December 31, 2022. The definitions of “cause”, "disability",“good reason” and “target bonus” are contained in the applicable employment agreement for each of our named executive officers, which are described above under the heading “— Employment Agreements.”

Triggering Event	Lump Sum Cash Severance ($)(1)	Accelerated Options ($)(2)	Accelerated RSUs ($)(3)	Health Benefits ($)(4)	Total ($)
R. Scott Struthers, Ph.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	594,000	221,238	244,305	19,791	1,079,334
Death/Disability	—	479,343	977,220	—	1,456,563
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	1,217,700	479,343	977,220	29,687	2,703,950
CIC Only (Continued Employment)	—	479,343	977,220	—	1,456,563
Marc Wilson
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	326,976	64,339	89,213	6,787	487,315
Death/Disability	—	185,868	356,850	—	542,718
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	610,355	185,868	356,850	9,050	1,162,123
CIC Only (Continued Employment)	—	185,868	356,850	—	542,718
James Hassard
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	318,750	—	—	21,261	340,011
Death/Disability (5)	121,797	—	—	—	121,797
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	595,000	—	—	28,347	623,347
CIC Only (Continued Employment)	—	—	—	—	—
Dana Pizzuti, M.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	393,750	60,806	57,188	27,401	539,145
Death/Disability (5)	184,800	324,300	228,750	—	737,850
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	735,000	324,300	228,750	36,535	1,324,585
CIC Only (Continued Employment)	—	324,300	228,750	—	553,050
Stephen F. Betz, Ph.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	456,560	63,963	75,488	—	596,011
Death/Disability	—	138,586	301,950	—	440,536
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	639,184	138,586	301,950	—	1,079,720
CIC Only (Continued Employment)	—	138,586	301,950	—	440,536

(1)
Represents 9 months base salary (12 months for Drs. Betz and Struthers) in the event of an involuntary termination or resignation for good reason, which amounts are increased to 12 (18 months for Dr. Struthers), in the event of an involuntary termination or resignation for good reason within 12 months following a change in control. Also includes a target bonus for an involuntary termination or resignation for good reason within 12 months following a change in control. For Mr. Hassard and Dr. Pizzuti only, amounts include a pro-rated target bonus for the year of termination in the event of an involuntary termination or resignation for good reason that does not occur within 12 months following a change in control. These amounts are paid in a lump sum.

(2)
The value attributable to the accelerated options represents the excess of the fair market value of our common stock of $18.30 on December 30, 2022, over the exercise price of the unvested options the vesting of which accelerates in connection with the applicable triggering event. In the event of an involuntary termination without cause or resignation for good reason apart from a CIC and death/disability, shares subject to acceleration represent the vesting and exercisability of outstanding unvested options as to the number of options that would have vested over the applicable severance period had such officer remained continuously employed by us during such period. In the event of a change in control, an executive’s equity awards will vest upon the earliest of (a) the executive’s termination without cause or resignation for good reason or (b) the first anniversary of the change in control. The change in control values above reflect the value of the accelerated vesting of all outstanding equity awards held by the executive officer as of December 31, 2022, since such awards would vest on the first anniversary of the closing of the change in control absent an earlier involuntary termination.
(3)
Represents the aggregate value of the accelerated vesting of RSU awards, calculated by multiplying the fair market value of our common stock of $18.30 on December 30, 2022, by the number of RSUs the vesting of which accelerates in connection with the applicable triggering event. In the event of an involuntary termination without cause or resignation for good reason apart from a CIC and death/disability, shares subject to acceleration represent the vesting and exercisability of outstanding unvested RSUs as to the number of RSUs that would have vested over the applicable severance period had such officer remained continuously employed by us during such period. In the event of a change in control, an executive’s equity awards will vest upon the earliest of (a) the executive’s termination without cause or resignation for good reason or (b) the first anniversary of the change in control. The change in control values above reflect the value of the accelerated vesting of all outstanding equity awards held by the executive officer as of December 31, 2022, since such awards would vest on the first anniversary of the closing of the change in control absent an earlier involuntary termination.
(4)
Represents the value of the continuation of health benefits for the applicable severance period following the date of the named executive officer’s termination. Represents 9 months health benefits continuation (12 months for Dr. Struthers) in the event of an involuntary termination or resignation for good reason, which amounts are increased to 12 months and 18 months, respectively, in the event of an involuntary termination or resignation for good reason within 12 months following a change in control.
(5)
Amounts in the “Death/Disability” row for Mr. Hassard and Dr. Pizzuti represent a lump sum payment equal to the annual bonus that they would have earned in the applicable calendar year based on the achievement of performance goals for such year, prorated for the number of days in the year in which they were employed by us. For purposes of the table above, their 2022 annual bonus is reflected.

Pay Versus Performance

The following table sets forth information concerning the compensation of our named executive officers or NEOs, including Dr. Struthers, our principal executive officer, or PEO, for each of the fiscal years ended December 31, 2022, 2021 and 2020, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Loss (thousands) ($)
2022	5,602,127	1,612,776	2,702,709	2,001,359	72.94	111.27	163,918
2021	4,144,049	10,295,914	2,518,566	3,812,974	113.23	124.89	107,641
2020	3,826,332	(1,757,784)	1,599,724	(135,593)	56.24	125.69	73,812

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining named executive officers for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	R. Scott Struthers	Marc Wilson, James Hassard, Dana Pizzuti and Stephen F. Betz
2021	R. Scott Struthers	Ajay Madan and Jeff Knight
2020	R. Scott Struthers	Marc Wilson and Ajay Madan

(2)
The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our PEO or our non-PEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our PEO and our non-PEO NEOs for each applicable fiscal year and the Option Exercises and Stock Vested table for the value realized by each of them upon the vesting of stock awards during 2022.

Compensation actually paid to our named executive officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2020		2021		2022
Adjustments	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)
Total Compensation for Covered Fiscal Year from Summary Compensation Table	3,826,332	1,599,724	4,144,049	2,518,566	5,602,127	2,702,709
Deduct Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(3,006,000)	(1,052,100)	(3,236,940)	(2,092,355)	(4,731,436)	(2,158,041)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,312,646	459,427	5,006,084	2,704,739	3,491,978	1,935,411
Add Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(2,894,352)	(797,205)	2,365,149	353,344	(1,875,193)	(334,059)
Add Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	397,678	139,187	923,354	205,709	694,519	117,051
Add Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(1,394,088)	(484,626)	1,094,218	122,971	(1,569,220)	(261,711)
Total Compensation Actually Paid	(1,757,784)	(135,593)	10,295,914	3,812,974	1,612,776	2,001,359

Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); and (ii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in the money options, an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and prior fiscal years.

(3)
For the relevant fiscal year, represents the cumulative total shareholder return, or TSR, of the Nasdaq Biotechnology Index (the “Peer Group”).

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining named executive officers, with (i) our cumulative TSR, (ii) our Peer Group TSR, and (iii) our net loss, in each case, for the fiscal years ended December 31, 2022, 2021 and 2020.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Crinetics & Index TSR versus Compensation Actually Paid

Crinetics & Index TSR versus Compensation Actually Paid
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
Compensation Actually Paid ($000)
$160
$140
$120
$100
$80
$60
$40
$20
$0
Value of $100 Investment From 12/31/2019
($1,758)
($136)
$10,296
$3,813
$1,613
$2,001
2020
2021
2022
PEO CAP ($000)
Average NEO CAP ($000)
CRNX
NASDAQ Biotechnology

Net Loss versus Compensation Actually Paid

Net Loss versus Compensation Actually Paid
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
Compensation Actually Paid ($000)
$200,000
$175,000
$150,000
$125,000
$100,000
$75,000
$50,000
$25,000
$0
Net Loss ($000)
($1,758)
($136)
$10,296
$3,813
$1,613
$2,001
2020
2021
2022
PEO CAP ($000)
Average NEO CAP ($000)
Net Loss ($000)

Crinetics & Index TSR versus Compensation Actually Paid

Pay Versus Performance Tabular List

We do not use any financial performance measures in determining executive compensation, other than stock price, given that the value to be delivered pursuant to the equity awards granted to our named executive officers is dependent on our future stock price. Pursuant to SEC guidance, stock price is not a permissible “Company Selected Measure.” As a result, we do not have a Company Selected Measure to reflect in the table above.

Equity Compensation Plan Information

	(A) Number of securities to be issued upon exercise of outstanding options, warrants, rights and vesting of RSUs	(B) Weighted average per share exercise price of outstanding options, warrants and rights	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by security holders:
2015 Stock Incentive Plan	1,340,994	$6.68	—
2018 Incentive Award Plan	6,021,746	$19.73	2,167,691	(1)
2018 Employee Stock Purchase Plan	—	—	1,200,455	(2)
Total equity compensation plans approved by security holders	7,362,740	$17.26	3,368,146
Equity compensation plans not approved by security holders:
2021 Employment Inducement Incentive Award Plan	2,684,900	$17.79	2,315,100	(3)

(1) With respect to our 2018 Incentive Award Plan (the “2018 Plan”), represents 2,167,691 shares available for issuance under the 2018 Plan as of December 31, 2022. This amount does not include any additional shares that may become available for future issuance under the 2018 Plan pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years through 2028 by the number of shares equal to the lesser of (i) 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year, and (ii) such smaller number of shares as is determined by our board of directors.

(2) With respect to the 2018 Employee Stock Purchase Plan (the “2018 ESPP”), represents 1,200,455 shares available for issuance under such plan as of December 31, 2022, all of which were eligible to be purchased during the offering period in effect on such date. This amount does not include any additional shares that may become available for future issuance under the 2018 ESPP pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years through 2028 by the number of shares equal to the lesser of (i) 1% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year, and (ii) such smaller number of shares as is determined by our board of directors.

(3) With respect to the 2021 Employment Inducement Incentive Award Plan (the “Inducement Plan”), represents 2,315,100 shares available for issuance under such plan as of December 31, 2022. The Company adopted the Inducement Plan in December 2021. The terms of the Inducement Plan are substantially similar to the terms of our 2018 Incentive Award Plan with the exception that awards may only be made to an employee who has not previously been an employee or member of our board of directors if the award is in connection with commencement of employment. A total of 2,730,700 shares were granted under the Inducement Plan during the year ended December 31, 2022. The material features of our Inducement Plan are more fully described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2022, to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stockholders or any member of their immediate family had or will have a direct or indirect material interest.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Compensation Discussion and Analysis” for additional information regarding compensation of our executive officers.

Employment Agreements

We have entered into employment agreements with our named executive officers and certain other executives. For more information regarding these agreements, see “Compensation Discussion and Analysis—Employment Agreements.”

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts. incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section entitled “Compensation Discussion and Analysis” and “Proposal 1—Director Compensation.”

Radionetics Oncology, Inc.

In October 2021, we, together with 5AM Ventures and Frazier Healthcare Partners, announced the formation of Radionetics Oncology, Inc., or Radionetics. In connection with the formation of Radionetics, we entered into a Collaboration and License Agreement with Radionetics granting Radionetics an exclusive world-wide license to our technology for the development of radiotherapeutics and related radio-imaging agents in exchange for a majority equity stake in Radionetics, a warrant to obtain additional shares of common stock of Radionetics, potential sales milestones in excess of $1.0 billion and single-digit royalties on net sales. R. Scott Struthers, Ph.D., our President and Chief Executive Officer, serves as chairperson of the Radionetics’ board of directors, as Crinetics’ board designee. Pursuant to such arrangement, Dr. Struthers received 1,000,000 shares of restricted common stock of Radionetics, which vest ratably over 36 months, subject to continued service, and receives a $50,000 annual retainer for his service as a board member of Radionetics.

Policies and Procedures Regarding Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2024, including nominations of any person for election to our board of directors, must be received by us no later than December 29, 2023, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2023 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2023 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2024 annual meeting of stockholders, such a proposal must be received by us no earlier than February 17, 2024 and no later than March 18, 2024. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2024 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2024.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. #2, San Diego, CA 92121, Attention: Corporate Secretary. The Company makes available free of charge on its website all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.crinetics.com in the “Investors” section. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. #2, San Diego, CA 92121, Attention: Corporate Secretary or by calling (858) 450-6464. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Crinetics Pharmaceuticals, Inc. at the address above or by calling (858) 450-6464.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone or to complete, sign and return a completed proxy card as soon as possible.

By Order of the Board of Directors,

/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President, Chief Executive Officer and Director

San Diego, California

April 27, 2023

corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X

P.O. BOX 8016, CARY, NC 27512-9903 crinetics Pharmaceuticals YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/CRNX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-229-5833 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/CRNX Crinetics Pharmaceuticals, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 17, 2023 TIME: Friday, June 16, 2023 8:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/CRNX for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints R. Scott Struthers, Ph.D. President and CEO and Marc Wilson, CFO and Secretary (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Crinetics Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment, continuation or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE.

Crinetics Pharmaceuticals, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL THE DIRECTORS ON PROPOSAL 1, FOR ON PROPOSALS 2 AND 3, AND 1-YEAR ON PROPOSAL 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS To elect three directors to serve as Class II directors for a three-year term to expire at the 2026 annual meeting of stockholders. 1.01 Caren Deardorf 1.02 Weston Nichols, Ph.D. 1.03 Stephanie S. Okey, M.S 2 . To consider and vote upon the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023 3 To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers 4. To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the Company's named executive officers should occur every one, two or three years 5. To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof. FOR FOR 1YR WITHHOLD AGAINST ABSTAIN 2YR 3YR ABSTAIN 1 YEAR FOR FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/CRNX Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date